Filed Pursuant to Rule 424(b)(4)

Registration Statement No. 333-252172

PROSPECTUS

$300,000,000

ECP Environmental Growth Opportunities Corp.

30,000,000 Units

ECP Environmental Growth Opportunities Corp. is a newly incorporated blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, had any substantive discussions, directly or indirectly, with any business combination target. We intend to focus our search for a business combination target on, and use the vast transactional experience and deep networks of our affiliate, Energy Capital Partners Management, LP (“ECP”), and our directors and officers to pursue, businesses located in North America that concentrate on combatting climate change by decreasing the carbon intensity of energy production, increasing the efficiency of industrial and consumer-related activities, expanding electricity storage and distribution, and improving the overall sustainability of the economy through efforts to lower pollution and increase beneficial reuse.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our Class A common stock and one-quarter of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per whole share, subject to adjustment as provided herein, and warrants may be exercised only for a whole number of shares of Class A common stock. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. Subject to the terms and conditions described in this prospectus, we may redeem the warrants for cash once the warrants become exercisable. We have also granted the underwriters a 45-day option from the date of this prospectus to purchase up to an additional 4,500,000 units to cover over-allotments, if any.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of taxes payable by us), divided by the number of then outstanding shares of Class A common stock that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. If we have not completed our initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

Our sponsor, ENNV Holdings, LLC, and Goldman Sachs Asset Management, L.P., acting in its capacity as investment advisor on behalf of one or more client accounts (the “GSAM Client Accounts”), have committed to purchase an aggregate of 5,666,667 warrants (or 6,266,667 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant (approximately $8,500,000 in the aggregate, or approximately $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one share of our Class A common stock at a price of $11.50 per share, in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants as the private placement warrants throughout this prospectus. Each whole private placement warrant is exercisable to purchase one whole share of our Class A common stock at $11.50 per share.

Our initial stockholders own 8,625,000, subject to adjustment, shares of Class B common stock (up to 1,125,000 of which are subject to forfeiture by our initial stockholders depending on the extent to which the underwriters’ over-allotment option is exercised). The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. Only holders of Class B common stock will have the right to vote on the election of directors and to remove directors prior to our initial business combination, and such rights may only be amended by a resolution passed by the holders of a majority of our Class B common stock. On all other matters submitted to a vote of our stockholders, holders of the Class B common stock and holders of the Class A common stock will vote together as a single class, with each share of common stock entitling the holder to one vote, except as required by law or the applicable rules of the NASDAQ Capital Market (“NASDAQ”), then in effect.  Upon the closing of this offering, our sponsor will transfer on our behalf 345,000 shares of our Class B common stock to the GSAM Client Accounts.

We have entered into a forward purchase agreement pursuant to which the GSAM Client Accounts have committed to purchase up to $50,000,000, and we have agreed to sell to the GSAM Client Accounts such amount, of a number of units (the “forward purchase units”), consisting of one share of our Class A common stock (the “forward purchase shares”) and one-quarter of one warrant (the “forward purchase warrants”), for $10.00 per forward purchase unit, in a private placement that will close simultaneously with the closing of our initial business combination. Each whole forward purchase warrant is exercisable to purchase one share of our Class A common stock at $11.50 per share. The forward purchase warrants will have the same terms as the public warrants and the forward purchase shares will be identical to the shares of Class A common stock included in the units being sold in this offering, except the forward purchase shares and the forward purchase warrants will be subject to transfer restrictions and certain registration rights. The funds from the sale of the forward purchase units may be used to fund the purchase price of the business combination or for the working capital needs of the post-transaction company. The forward purchase agreement is independent of the percentage of stockholders electing to redeem their public shares and may provide us with an increased minimum funding level for the initial business combination. The forward purchase agreement is subject to conditions, including the GSAM Client Accounts giving us their written consent to purchase the forward purchase units no later than five days after we notify them that our board of directors will meet to consider entering into a definitive acquisition agreement for our initial business combination. If the GSAM Client Accounts do not purchase at least $25,000,000 in forward purchase units at the closing of our initial business combination, the GSAM Client Accounts will forfeit and return to our sponsor 50% of the shares of Class B common stock they acquire from our sponsor in connection with the forward purchase agreement that are held by the GSAM Client Accounts at that time. There can be no assurance that the GSAM Client Accounts will acquire any forward purchase units pursuant to the forward purchase agreement.

The GSAM Client Accounts have indicated that they intend to purchase up to 9.9% of the units in this offering for a maximum of $29,700,000, but their indication of interest is not binding. There can be no assurance that the GSAM Client Accounts will acquire any units in this offering. To the extent that the GSAM Client Accounts purchase any units in this offering, the GSAM Client Accounts will forfeit and return to our sponsor 50% of the shares of Class B common stock held by the GSAM Client Accounts if, at the time the GSAM Client Accounts provide or withhold consent to our initial business combination, they own a number of shares of Class A common stock less than the number of shares of Class A common stock included in such units purchased in connection with this offering.

Prior to this offering, there has been no public market for our units, Class A common stock or warrants. We will apply to list our units on the NASDAQ, under the symbol “ENNVU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NASDAQ. The Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Barclays Capital Inc. and Morgan Stanley & Co. LLC inform us of their decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities constituting the units begin separate trading, we expect that the Class A common stock and warrants will be listed on the NASDAQ under the symbols “ENNV” and “ENNVW,” respectively.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” on page 36. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Per Unit	Total
Public offering price	$10.00	$300,000,000
Underwriting discounts and commissions(1)	$0.55	$16,500,000
Proceeds, before expenses, to us	$9.45	$283,500,000
(1)

Includes $0.35 per unit, or $10,500,000 (or up to $12,075,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $300.0 million, or $345.0 million if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a U.S.-based trust account with American Stock Transfer & Trust Company, LLC acting as trustee, and $2.5 million will be available to pay fees and expenses in connection with this offering and for working capital following this offering.

The underwriters are offering the units for sale on a firm commitment basis. Delivery of the units will be made on or about February 11, 2021.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays		Morgan Stanley

BMO Capital Markets
_______________
Drexel Hamilton		R. Seelaus & Co., LLC

Prospectus dated February 8, 2021.

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“amended and restated certificate of incorporation” are to our amended and restated certificate of incorporation to be in effect upon the completion of this offering;
•	“common stock” are to our Class A common stock and our Class B common stock;
•	“company,” “we,” “us” or “our” are to ECP Environmental Growth Opportunities Corp., a Delaware corporation;
•	“ECP” are to Energy Capital Partners Management, LP, a Delaware limited partnership;
•

“forward purchase agreement” are to the agreement that provides for the sale of the forward purchase units to the GSAM Client Accounts in a private placement that will close simultaneously with the closing of our initial business combination;

•

“founder shares” are to shares of our Class B common stock initially purchased by our sponsor in a private placement prior to this offering and the shares of our Class A common stock that will be issued upon the automatic conversion of such shares of Class B common stock at the time of our initial business combination as described herein;

•

“GSAM Client Accounts” are to the one or more client accounts, for which Goldman Sachs Asset Management, L.P. is acting as investment advisor, that have expressed to us an interest to purchase up to 9.9% of the units in this offering for a maximum of $29,700,000 as described herein;

•	“initial stockholders” are to our sponsor and the other holders (if any) of our founder shares prior to this offering;
•	“letter agreement” are to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;
•	“management,” our “management team” or our “team” are to our officers and directors, and “directors” are to our current directors and director nominees;
•	“private placement warrants” are to the warrants issued to our sponsor and to the GSAM Client Accounts in a private placement simultaneously with the closing of this offering;
•	“public shares” are to shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);
•

“public stockholders” are to the holders of our public shares, including our sponsor, officers and directors to the extent our sponsor, officers or directors purchase public shares, provided that each of their status as a “public stockholder” only exists with respect to such public shares;

•	“sponsor” are to ENNV Holdings, LLC, a Delaware limited liability company; and

•	“warrants” are to our warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and the private placement warrants.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and that the GSAM Client Accounts purchase the maximum number of units in this offering as described herein.

General

We are a newly organized blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to a business combination with us.

We intend to focus our search for a business combination target on, and use ECP’s and our directors’ and officers’ vast transactional experience and deep networks to pursue, businesses located in North America that concentrate on combatting climate change by decreasing the carbon intensity of energy production, increasing the efficiency of industrial and consumer-related activities, expanding electricity storage and distribution, and improving the overall sustainability of the economy through efforts to lower pollution and increase beneficial reuse. Specifically, our investment thesis can be viewed through two thematic lenses: (i) from the transition to electric-powered technologies across the economy (“electrification”) and (ii) from sustainable technology and services. ECP has differentiated domain expertise and a proven track-record making significant investments that are directly applicable to our focus areas. We plan to target investments that could benefit from ECP’s value-add, hands-on approach to operations, strategy and effective corporate governance, established over more than 15 years of investing together as principals in public and private business models.

Electrification is one of the primary tools to reduce the economy’s reliance on fossil fuels and lower its overall carbon footprint. Aggressive renewable generation goals that have been implemented across various states and regions in the United States along with the increasing cost competitiveness of renewables (wind, solar, geothermal) has engendered a major shift in electricity production. On the demand side, many corporate, industrial and residential consumers of electricity have adopted their own greenhouse gas (“GHG”) reduction initiatives, which is changing the consumption of electricity across the United States. With the economics of deploying renewable energy now becoming more advantageous compared to traditional fossil fuel generation, and given the improving costs and density of energy storage solutions, this transformation is accelerating. According to the Energy Information Agency (the “EIA”), the levelized cost of electricity—a measure of the all-in cost of producing electricity—for onshore wind and utility-scale solar installations is now below that of fossil fuels and other traditional, less environmentally favorable generation sources (including the impact of tax credits). Additionally, the cost of storing energy via batteries is decreasing, which is solving intermittency issues and widening the pervasiveness of applications that can be decarbonized with renewable electricity. ECP has been a very active owner and operator of renewable resources since its inception, including portfolio companies that owned hydro (FirstLight Power Enterprises, Inc. (“FirstLight”)), solar (NextLight Renewable Power, LLC (“NextLight”) and Sunnova Energy Corp. (“Sunnova”)), geothermal (Calpine Corporation (“Calpine”)) and waste-to-energy (Wheelabrator Technologies, Inc. (“Wheelabrator”)). More recently, ECP has been at the forefront of the battery storage industry, which we expect to grow rapidly and play a major role in electrification going forward. Private equity funds managed by ECP currently own four companies, Terra-

Gen, LLC (“Terra-Gen”), Convergent Energy & Power Inc. (“Convergent”), Sunnova and Calpine, that are early movers in providing battery storage solutions.

As this widespread electrification continues and the infrastructure required to accommodate this societal change is built out, we believe that the marginal dollar spent in reducing GHG emissions will come from electrification. This brings tremendous opportunities in many related and high-growth sub-verticals, including energy and battery storage, behind-the-meter energy solutions, micro-grids, demand response technology, smart buildings and infrastructure, energy efficiency and optimization and Internet of things (“IoT”) and industrial technology. The entire economy is electrifying, with transportation, buildings, industrial plants and manufacturing all shifting away from combustion technologies and towards electrical power. We believe this is the logical and most efficient way for a developed economy to decarbonize and that this transition creates a massive addressable market for attractive, high-growth investment opportunities. Our direct experience in making investments in this market showcases our foresight and investment acumen in the electrification theme.

Sustainable technology and services is the other major area on which we intend to focus. Industrial and consumer-related processes and activities are becoming more efficient, but are also evolving to reduce, recycle, and reuse waste and by-products in innovative and environmentally beneficial ways. We believe the economy is moving toward a circular paradigm where waste and by-products are largely being converted into valuable derivative products and recycled in a manner that optimizes process efficiency and costs, while limiting, or in certain cases eliminating, negative environmental impacts. As land values increase and cities expand, previously contaminated areas containing pollutants (such as the burgeoning poly- and perfluoroalkyl substances (“PFAS”) crisis) will be remediated to provide new expansion zones. Sub-verticals that are involved in the sustainable technology and services ecosystem are waste reduction and pollution control, beneficial reuse technologies, mechanical and chemical recycling, lithium-ion and other battery recycling, bio-plastics and green plastics technology, water and wastewater management and technology, waste-to-fuels and waste-to-chemicals, carbon capture, utilization and storage, and environmental consulting, engineering and remediation. ECP has been focused on investments that provide environmental solutions and services for utilities, consumers and industrial customers for more than a decade. Private equity funds managed by ECP have invested in businesses such as EnergySolutions, Inc. (“EnergySolutions”), Wheelabrator and Gopher Resource LLC (“Gopher”), which are examples of sustainability-oriented platforms that drive a positive environmental impact through best-in-class waste management and recycling solutions. We intend to leverage our deep sector knowledge and investment experience in this area to provide differentiated sourcing and execution advantage.

Our Sponsoring Affiliate

ECP is a leading private investment firm focused on North American power generation, renewables and environmental infrastructure investments. Founded in 2005, ECP has raised over $20 billion in committed capital, including four private equity funds, two credit funds and co-investments. Areas of expertise and investment focus include power generation, renewables and storage solutions and environmental infrastructure and services, emphasizing the transition to an electrified and sustainable future and helping companies achieve proven environmental standards across air, water, waste and recycling. For more than 15 years, ECP has built a proven track record of successfully identifying and executing on high-quality energy infrastructure investments, including clean energy resources such as wind, solar, geothermal, and battery storage assets. ECP has demonstrated an ability to effectively invest in a rapidly decarbonizing energy sector across multiple cycles. For example, in the last 10 years, ECP has consummated over 60 transactions, with the majority of its invested capital focused on power generation, renewables, and environmental services and infrastructure. ECP firmly believes that a functioning economy and society cannot exist without safe, cost-effective, environmentally sound and reliable energy infrastructure. Therefore, ECP has actively invested around the notion of displacing thermal coal and creating a positive environmental footprint. As a result of its investment activities, ECP believes it has distinguished itself as the largest private equity owner of U.S. power generation capacity and the largest private equity owner of U.S. renewables capacity. In addition, ECP has an established Environmental, Social and Governance (“ESG”) oversight committee that implements ECP’s ESG policies and procedures relating to investments and their environmental and societal impacts. Certain members of our management team sit on ECP’s ESG oversight committee.

ECP’s team members have invested in power generation since the markets deregulated in the 1990s, and as a firm, ECP has invested approximately $10 billion (including co-invest) in over 170 power generation and renewables assets since 2005. ECP’s investments have included interests in over 100 currently operating or under development renewable generation facilities totaling over 15,000 megawatts across the majority of major renewable technologies in the U.S. and Canadian power markets. While ECP’s investments are driven by returns and opportunity sets, ECP believes that promoting ESG standards and creating value are inherently linked, particularly in the energy and industrial sectors. ECP has a proven track record of identifying investments with attractive risk-adjusted returns that have a beneficial impact on the environment. In the electrification thematic, private equity funds managed by ECP have invested in the following high-growth platforms:

•	Sunnova: among the leading U.S.-based residential solar and energy storage service providers, having installed approximately 727 megawatts of solar across approximately 98,600 residences;
•	NextLight: a first mover, utility scale solar developer. NextLight’s projects today make up a number of the largest operational solar farms in the state of California;
•	Terra-Gen: developer, owner and operator of approximately 8,000 megawatts of utility-scale wind, geothermal, solar and storage assets currently in operation or under development;
•

Calpine: one of the largest and cleanest generators of electricity in the U.S. with aggregate current capacity of nearly 26,000 megawatts, of which the vast majority is produced by modern, efficient natural gas combustion and steam turbines.  Calpine is also a recognized leader in the renewable space through its ownership of geothermal facilities and a premier retail electricity business.  Calpine is also in the process of developing and constructing state-of-the-art battery storage facilities; and

•	Convergent: a leading independent developer of energy storage solutions in North America and the largest operator in Ontario, with over 175 megawatts of total operating or contracted storage capacity.

ECP recognizes the importance of investing in businesses that support a transition to a sustainable economy, which ECP believes has historically been an over-looked sector, one where ECP has a first-mover advantage. Since 2008, private equity funds managed by ECP have invested nearly $1.8 billion (including co-invest) in businesses that are essential to creating a cleaner environment and a more sustainable economy, including:

•

EnergySolutions: leading provider of services to the nuclear power industry, including waste management and plant decommissioning capabilities, supported by extensive logistics, processing and disposal assets dedicated to low-level radioactive waste volumes;

•	Wheelabrator: owner and operator of approximately 800 megawatts of waste-to-energy facilities located across the U.S. and the U.K.;

•

Gopher: leading recycler of lead-acid batteries, with two major recycling facilities in Minnesota and Florida, operating in an industry that has been recognized by the World Economic Forum and MIT’s Center for Transportation and Logistics as the world’s most successful example of a circular economy; and

•	CE2 Carbon Capital, LLC: An early-mover investing in projects creating renewable energy credits (“RECs”) and carbon offsets.

In addition, ECP has a long history of supporting and partnering with public companies through a vast array of transactions, including taking private companies public through an initial public offering process, taking public companies private, as well as making structured investments in public companies. At the time of their respective initial public offerings, ECP was the largest shareholder in multiple public companies listed on the NYSE, including Sunnova (residential solar) and NESCO Holdings, Inc. (“NESCO Holdings”) (specialty equipment rental), and continues to have a substantial ownership interest in these entities and in the General Partner of USD Partners, LP (“US Development”) (crude by rail and logistics). ECP has also completed public-to-private transactions, including Calpine ($17 billion enterprise value) and EnergySolutions ($1 billion enterprise value).

We believe ECP’s extensive experience as an investor and owner of both public and private businesses in our target spaces, vast network of industry executives and key strategic players, and fundamental asset knowledge to source opportunities outside of competitive situations will provide us with an advantage in sourcing attractive business combination opportunities. We work as an integrated firm across the entire North American energy infrastructure universe and will leverage ECP’s deep relationships with industry executives, business owners, investment bankers and other financial firms to source and complete an initial business combination.

Founders, Board of Directors and Management

Our management team brings decades of investing and operating experience that has enabled them to spot trends and develop innovative perspectives, which have supported the development of industries focused on facilitating the broad energy transition and providing environmental solutions. We will seek to leverage their deep sector knowledge, extensive proprietary sourcing networks and investment acumen in identifying, evaluating, negotiating and completing the types of transactions that we plan to pursue for our initial business combination.

We expect that the full breadth of ECP’s resources will be made available to our management team and that our operations will be overseen by an experienced board of directors. Every senior investment professional at ECP will have ownership participation in the company and will help the management team identify opportunities. We believe that ECP’s strong reputation in the target areas and deep relationships across the industry will facilitate many potential target opportunities.

Doug Kimmelman serves as a member of our board of directors. Mr. Kimmelman established ECP in April 2005 and serves as its Senior Partner. He is a member of the firm’s Partnership Committee, Investment Committee and Operating Committee. Mr. Kimmelman currently serves on the boards of Calpine, US Development, USD Partners, LP, Sunnova, and NESCO Holdings. Prior to realization, he served on the board of CE2 Carbon Capital, LLC. Prior to founding ECP, Mr. Kimmelman spent 22 years with Goldman Sachs, starting in 1983 in the firm’s Pipeline and Utilities Department within the Investment Banking Division. He was named a General Partner of the firm in 1996 and remained exclusively focused on the energy and utility sectors in the Investment Banking Division until 2002 when he transferred to the firm’s J. Aron commodity group to help form a new business for the firm in becoming an intermediary in electricity trading markets. Mr. Kimmelman was instrumental in developing the Constellation Power Source concept as the initial entry point for Goldman Sachs as a principal into electricity markets. Mr. Kimmelman also played a leadership role at Goldman Sachs in building a principal investing business in power generation and related energy assets. Mr. Kimmelman received a B.A. in Economics from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Tyler Reeder serves as our President and Chief Executive Officer and as a member of our board of directors. Mr. Reeder is a Managing Partner of ECP and serves on ECP’s Partnership Committee, Investment Committee, Strategy Committee, Operating Committee, ESG Committee and Valuation Committee. Mr. Reeder participates in overall investment management, strategic planning and operations of ECP and its funds. He is involved in all areas of the firm’s investment activities, with a particular emphasis on power generation, renewables and environmental infrastructure. Mr. Reeder led the recent take-private acquisition of Calpine Corporation and currently serves on the boards of Calpine, Gopher, EnergySolutions, Convergent,Heartland Generation and Ramaco Resources, Inc. (“Ramaco”) . Prior to realization, he served on the boards of Wheelabrator, ADA Carbon Solutions, LLC, Dynegy Inc., EquiPower Resources Corp., Broad River Power Holdings, LLC, CE2 Carbon Capital, LLC and Empire Gen Holdings, Inc. Prior to joining ECP in 2006, Mr. Reeder was a Vice President of Power and Fuel Markets of Texas Genco, LLC. Mr. Reeder was an advisor on the acquisition of Texas Genco, LLC by a consortium of private equity firms and became a member of the management team until the sale of the company to NRG Energy in 2006. While at Texas Genco, LLC, Mr. Reeder was the head of the asset optimization desk and was responsible for managing the power and fuel positions for their large generation portfolio. From 1998 to 2002, Mr. Reeder was a Director for Energy Markets and a Finance Manager at Orion Power Holdings, Inc., where he was responsible for acquisitions, power marketing, transaction analysis and execution. From 1996 to 1998, Mr. Reeder worked at Goldman Sachs. Mr. Reeder received a B.A. in Economics from Colgate University.

Richard Burke has agreed to serve as a member of our board of directors. Mr. Burke served as the Chief Executive Officer and as a member of the Board of Directors of Advanced Disposal Services (“Advanced Disposal”) from July 2014 until Advanced Disposal’s sale to Waste Management Inc. in October 2020. Prior to becoming Chief Executive Officer, Mr. Burke served as President of Advanced Disposal since November 2012. Prior to joining Advanced Disposal, Mr. Burke served as President and Chief Executive Officer of Veolia Environmental Services North America Corp., a waste management company, from 2009 to 2012 and as President and Chief Executive Officer of Veolia ES Solid Waste, Inc., a solid waste management company, from 2007 to 2009. Mr. Burke began his employment with Veolia, Inc. in 1999 as Area Manager for the Southeast Wisconsin area and served as Regional Vice President for the Eastern and Southern markets until he was appointed Chief Executive Officer. Prior to joining Veolia, Inc., he spent 12 years with Waste Management, Inc., a waste management company, in a variety of leadership positions. Mr. Burke currently serves as a director of U.S. Ecology, an environmental services provider. From December 2017 to December 2018, Mr. Burke served as a director of Estre Ambiental, a Brazilian waste management company. Mr. Burke holds a Bachelor’s degree from Randolph Macon College.

Tracy McKibben has agreed to serve as a member of our board of directors. Ms. McKibben is the founder and Chief Executive Officer of MAC Energy Advisors, LLC, an investment and consulting company that provides integrated, innovative and cost-efficient energy solutions to help clients effectively use capital to strategically expand and leverage opportunities around the globe. Before founding MAC Energy Advisors in 2010, McKibben served as managing director and head of environmental banking strategy for Citigroup Global Markets. She also served on the National Security Council at the White House as director of European economic affairs and European union relations, as well as in various senior advisory roles within the U.S. Department of Commerce. Prior to her work in the public sector, she practiced law at Akin, Gump, Strauss, Hauer & Feld LLP, representing and advising clients on commercial and complex litigation matters, as well as corporate and multinational energy clients on global strategic investments. She currently serves as a trustee at the New York Power Authority and as a director of Ecolab Inc., Huntington Ingalls Industries and USAA. She is also a member of the Council on Foreign Relations, a nonpartisan organization specializing in U.S. foreign policy and international affairs. Ms. McKibben received a Bachelor of Arts degree from West Virginia State University and a Juris Doctor from Harvard Law School.

Kathryn E. Coffey has agreed to serve as a member of our board of directors. Ms. Coffey has operating, investment and finance experience in the renewable resources and energy spaces, with more than 30 years of engagement in corporate governance, asset management, corporate and project finance, mergers and acquisitions, and private equity and impact investing. Since 2011, Ms. Coffey has served as the President and Chief Operating Officer of American Refining and Biochemical, Inc. (“ARB”), a private family investment company focused on the renewable energy and environmental sustainability spaces. The ARB portfolio consists of companies in the water, environmental commodities and consulting, solar, wind project development, waste-to-energy, and real estate sectors, along with selected fund investments. Prior to joining ARB, Ms. Coffey held senior roles in investment banking and private equity, including as a Managing Director and head of the private placement group at Deutsche Bank Alex. Brown, where she also served on the investment committee of two internally managed venture funds, and as a Managing Director of FTV Capital, a private equity firm focused on software and business services companies. Ms. Coffey serves on the boards of 3Degrees Group, Inc., Natural Systems Utilities, LLC and American Refining Group and previously served on the board of SunLink Corporation. Ms. Coffey also serves on the advisory board of Kanin Energy Inc. and the independent credit committee for Beneficial Returns LLC.  Ms. Coffey received a Bachelor of Arts in Economics from Wellesley College and an MBA from The Darden School at the University of Virginia.

David Lockwood has agreed to serve as a member of our board of directors.  Mr. Lockwood was Chief Executive Officer of EnergySolutions, the leading international nuclear services company, from 2012 to 2018.  He continues to serve as a board member. Since 2019, Mr. Lockwood has been an advisor to the U.S. Secretary of Energy.  Prior to joining EnergySolutions, Mr. Lockwood was Chairman and Chief Executive Officer of Liberate Technologies, a provider of applications and services to the telecommunications, satellite and cable industries.  Before joining Liberate Technologies, Mr. Lockwood was CEO and President of Intertrust Technologies, a supplier of digital rights management and computing Systems.  In addition to his experience leading public companies, Mr. Lockwood worked for over a decade in the financial services industry, including as a Managing Director of Goldman Sachs.  Mr. Lockwood also has been a partner of a venture capital fund and a hedge fund, and served on the boards of over fifteen public and private companies, including Steinway Musical Instruments and Forbes.  Mr. Lockwood was a Lecturer on the faculty of the Stanford Graduate School of Business and a board member of USTAR, the Utah Science and Technology Research Initiative.  Mr. Lockwood holds a Bachelor of Arts from Miami University of Ohio and an MBA from the Graduate School of Business at the University of Chicago.

Andrew (“Drew”) Brown serves as our Executive Vice President and Chief Financial Officer. Mr. Brown is a Principal at ECP and serves on ECP’s ESG Committee. He is involved in all areas of the firm’s investment activities, with particular emphasis on power generation, renewables, and environmental infrastructure. Mr. Brown serves on the board of EnergySolutions, Gopher and Cormetech Inc. and, prior to realization, was involved with ECP’s investments in Wheelabrator and EquiPower Resources Corp. Prior to joining ECP in 2012, Mr. Brown was an analyst in the Natural Resources Investment Banking Group at Deutsche Bank Securities. Mr. Brown received a B.A. in Economics from the College of William & Mary.

Chris Leininger serves as our Executive Vice President, General Counsel and Secretary. Mr. Leininger is a Partner and the General Counsel at ECP. He is a member of the Partnership Committee, Compliance Committee, ESG Committee and an observer of the Valuation Committee. Mr. Leininger serves on the boards of Gopher, EnergySolutions, Convergent, Heartland Generation, Triton Power and Symmetry Energy Solutions, LLC (“Symmetry”). Previously, he served on the board of Summit Midstream Partners, L.P., PLH Group, Inc., Wheelabrator, NESCO Holdings, ProPetro Holdings Corp. and Sunnova. Prior to joining ECP in 2006, Mr. Leininger was an Associate at the law firm of Latham & Watkins LLP and a member of its Finance department. Mr. Leininger represented both lenders and borrowers in numerous financing, acquisition and development transactions. Mr. Leininger received a B.A. in History and Political Science from the University of San Diego and a J.D. from the University of Virginia School of Law.

Tyler Kopp serves as our Executive Vice President, Corporate Development. Mr. Kopp is a Vice President at ECP. He is involved in all areas of the firm’s investment activities, with particular emphasis on power generation, renewables and environmental infrastructure, and currently serves on ECP’s ESG Committee. Mr. Kopp currently serves on the board of Symmetry, is actively involved in Calpine, EnergySolutions and Terra-Gen, and, prior to realization, was involved in Dynegy, Empire Generating and CE2 Carbon Capital. Prior to joining ECP in 2014, Mr. Kopp was an Analyst in the Power & Utilities Investment Banking Group at Bank of America Merrill Lynch. Mr. Kopp received a B.S. in Engineering Science from Vanderbilt University.

Business Strategy

Our business strategy is to identify, acquire and maximize the value of a company with operations focused on the key themes of (i) electrification and (ii) sustainable technology and applications. We will seek to leverage our management team’s decades of experience identifying overlooked businesses in our target sectors and utilize the substantial resources and first-mover advantage of ECP to source, evaluate, negotiate and execute an initial business combination. We believe the combined industry and investment expertise, networks and fundamental asset knowledge of our management team and ECP provide us with a competitive advantage in sourcing attractive business combination opportunities. The ultimate goal of our business strategy is to maximize stockholder value and generate attractive risk-adjusted returns. We will therefore seek to:

•	leverage the depth and breadth of our management’s and ECP’s experience sourcing compelling investment opportunities in the key areas where we have differentiated skills and knowledge;
•	utilize ECP’s vast, propriety network of industry executives and key strategic players and ECP’s team of experts to support our efforts in identifying and performing thorough due diligence on targets;
•	capitalize on the substantial transaction experience of our management team and ECP to effectuate a transaction;
•

establish a strong partnership with a potential business combination candidate, support and prepare them to succeed as a public company and take advantage of unique opportunities offered by the public markets; and

•

leverage our management team’s and ECP’s experiences as active owners and operators of businesses in our target sectors to provide support and guidance to de-risk the business through operational, commercial, and growth initiatives and improvements.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines we believe are important in evaluating prospective targets for our initial business combination. We will use these criteria and guidelines in evaluating business combination opportunities, but we may decide to enter into an initial business combination with a target business that does not meet all or any of these criteria and guidelines and may consider criteria and guidelines not set forth below. We intend to focus on business combination candidates that we believe:

•

exhibit substantial value creation potential and will benefit from our team’s industry expertise, structuring insights, capital markets experience and strategic capabilities to achieve the company’s growth strategy;

•	have attractive growth opportunities, sustainable competitive advantages or contracted revenue profiles and a need for capital to achieve the company’s growth strategy;
•	have differentiated technologies, processes, product offerings or services that drive toward an electrified future or support the transition to a more sustainable economy;

•	will be well received by public investors, including those with an ESG mandate, and likely have good access to the public capital markets;
•	offer an attractive risk-adjusted return for our stockholders; and
•

provide societal benefits, consider all stakeholders’ views and, if not already in place, work to establish and follow best-in-class sustainability standards, which we believe will create long-term stockholder value.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team and ECP may deem relevant. In the event that we decide to complete an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination.

We have entered into a forward purchase agreement pursuant to which the GSAM Client Accounts have committed to purchase up to $50,000,000, and we have agreed to sell to the GSAM Client Accounts such amount, of a number of units (the “forward purchase units”), consisting of one share of our Class A common stock (the “forward purchase shares”) and one-quarter of one warrant (the “forward purchase warrants”), for $10.00 per forward purchase unit, in a private placement that will close simultaneously with the closing of our initial business combination. Each whole forward purchase warrant is exercisable to purchase one share of our Class A common stock at $11.50 per share. The forward purchase warrants will have the same terms as the public warrants and the forward purchase shares will be identical to the shares of Class A common stock included in the units being sold in this offering, except the forward purchase shares and the forward purchase warrants will be subject to transfer restrictions and certain registration rights. The funds from the sale of the forward purchase units may be used to fund the purchase price of the business combination or for the working capital needs of the post-transaction company. The forward purchase agreement is independent of the percentage of stockholders electing to redeem their public shares and may provide us with an increased minimum funding level for the initial business combination. The forward purchase agreement is subject to conditions, including the GSAM Client Accounts giving us their written consent to purchase the forward purchase units no later than five days after we notify them that our board of directors will meet to consider entering into a definitive acquisition agreement for our initial business combination. If the GSAM Client Accounts do not purchase at least $25,000,000 in forward purchase units at the closing of our initial business combination, the GSAM Client Accounts will forfeit and return to our sponsor 50% of the shares of Class B common stock they acquire from our sponsor in connection with the forward purchase agreement that are held by the GSAM Client Accounts at that time. There can be no assurance that the GSAM Client Accounts will acquire any forward purchase units pursuant to the forward purchase agreement.

We believe our ability to complete an initial business combination may be enhanced by our entering into this forward purchase agreement with the GSAM Client Accounts.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

 Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that fiscal year’s second fiscal quarter and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter.

Our executive offices are located at 40 Beechwood Road Summit, New Jersey 07901 and our telephone number is (973) 671-6100. Our website address is https://www.ecpenvironment.com/. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.

The Offering

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” in this prospectus.

Securities offered	30,000,000 units (or 34,500,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

•	one share of Class A common stock; and
•	one-quarter of one redeemable warrant to purchase one share of Class A common stock.
Proposed NASDAQ symbols	Units: “ENNVU”

Class A Common Stock: “ENNV”

Warrants: “ENNVW”

Trading commencement

and separation of Class A

common stock and

warrants

The units will begin trading promptly after the date of this prospectus. The Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Barclays Capital Inc. and Morgan Stanley & Co. LLC inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the

Class A common stock

and warrants is prohibited

until we have filed a

Current Report on

Form 8-K

In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly, and no later than four business days, after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number outstanding before

this offering	0

Number outstanding after

this offering	30,000,000(1)

Common stock:

Number outstanding before

this offering	8,625,000(2)(4)

Number outstanding after

this offering	37,500,000(1)(3)(4)

Warrants:

[1]	Assumes no exercise of the underwriters’ over-allotment option and the forfeiture by our initial stockholders of 1,125,000 founder shares.
[2]

Consists solely of founder shares, and includes up to 1,125,000 founder shares that are subject to forfeiture by our initial stockholders depending on the extent to which the underwriters’ over-allotment option is exercised.

[3]	Includes 30,000,000 public shares and 7,500,000 founder shares.
[4]

Founder shares are classified as shares of Class B common stock, which shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

Number of private

placement warrants to be

sold in a private placement

simultaneously with this

offering	5,666,667(1)

Number of warrants to be

outstanding after this

offering and the private

placement	13,166,667(1)
Exercisability

Each whole warrant offered in this offering is exercisable to purchase one share of Class A common stock, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. We structured each unit to contain one-quarter of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive partner for target businesses.

Exercise price	$11.50 per whole share of Class A common stock, subject to adjustment as described herein.

In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “newly issued price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our Class A common stock during the 10-trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “market value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the market value and the newly issued price, and the $18.00 per share redemption trigger price described below adjacent to “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the market value and the newly issued price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the market value and the newly issued price.

Exercise period	The warrants will become exercisable on the later of:

•	30 days after the completion of our initial business combination; and

•	12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed; provided that, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants

when the price per share of

Class A common stock

equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	on a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and
•

if, and only if, the last reported sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described above) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. To exercise warrants on a cashless basis, each holder would pay the exercise price by surrendering the warrants in exchange for a number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of (a) the number of shares of Class A common stock underlying the warrants and (b) the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) such fair market value and (B) the product of the number of warrants surrendered and 0.361, subject to adjustment. The “fair market value” shall mean the volume-weighted average price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see the section entitled “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.

None of the private placement warrants will be redeemable by us (except as described below adjacent to “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by our sponsor, the GSAM Client Accounts or their permitted transferees.

Redemption of warrants

when the price per share of

Class A common stock

equals or exceeds $10.00 Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;
•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Stockholders’ Warrants” based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described in “Description of Securities—Warrants—Public Stockholders’ Warrants”;

•

if, and only if, the last reported sale price of our Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described above) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and
•	if, and only if, the private placement warrants are also concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

The “fair market value” of our Class A common stock shall mean the volume-weighted average price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of our Class A common stock per warrant (subject to adjustment).

No fractional shares of Class A common stock will be issued upon exercise of the warrants on a cashless basis. If, upon exercise of the warrants on a cashless basis, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. Please see the section entitled “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.

Pursuant to the warrant agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock has been converted or exchanged for in the event we are not the surviving company in our initial business combination.

Expression of interest

The GSAM Client Accounts have indicated that they intend to purchase up to 9.9% of the units in this offering for a maximum of $29,700,000, but their indication of interest is not binding. There can be no assurance that the GSAM Client Accounts will acquire any units in this offering. To the extent that the GSAM Client Accounts purchase any units in this offering, the GSAM Client Accounts will forfeit and return to our sponsor 50% of the shares of Class B common stock held by the GSAM Client Accounts if, at the time the GSAM Client Accounts provide or withhold consent to our initial business combination, they own a number of shares of Class A common stock less than the number of shares of Class A common stock included in such units purchased in connection with this offering.

There can be no assurance that the GSAM Client Accounts will acquire any units in this offering or what amount of equity the GSAM Client Accounts will retain, if any, upon the consummation of our initial business combination.  As a result of the founder shares and private placement warrants that the GSAM Client Accounts may hold, they may have different interests with respect to a vote on an initial business combination than other public stockholders.

The GSAM Client Accounts will not have any rights to the funds held in the trust account beyond the rights afforded to our public stockholders, as described herein.

Founder shares

On December 8, 2020, our sponsor paid $25,000 in exchange for 8,625,000 founder shares, or approximately $0.003 per share. On December 23, 2020, we effectuated a 6-for-5 reverse split of the founder shares, resulting in an aggregate outstanding amount of 7,187,500 founder shares.  On January 26, 2021, we effectuated a 5-for-6 split of the founder shares, resulting in an aggregate outstanding amount of 8,625,000 founder shares.  In January 2021, our sponsor transferred 35,000 founder shares to each of Tracy McKibben, Kathryn E. Coffey, Richard Burke and David Lockwood, our independent director nominees, at their original purchase price. Upon the closing of this offering, our sponsor will transfer on our behalf to the GSAM Client Accounts 345,000 founder shares.  Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the number of founder shares at 20.0% of our issued and outstanding shares of our common stock upon the consummation of this offering. Our initial stockholders and the GSAM Client Accounts will own 20.0% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). Up to 1,125,000 founder shares will be subject to forfeiture by our initial stockholders on a pro-rata basis depending on the extent to which the underwriters’ over-allotment option is exercised.

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;
•

our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to: (1) waive their redemption rights with respect to any public shares held by them in connection with the completion of our initial business combination; (2) waive their redemption rights with respect to any public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering or during any extended time that we have to consummate a business combination beyond 24 months as a result of a stockholder vote to amend our amended and restated certificate of incorporation (an “Extension Period”) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public stockholders for a vote, our initial stockholders and our other directors and officers have agreed, pursuant to such letter agreement, to vote their founder shares and any public shares they hold, as applicable, in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 11,250,001, or 37.5% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,875,001, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 30,000,000 public shares sold in this offering to be voted in favor of our initial business combination in order to have such initial business combination approved. If the GSAM Client Accounts purchase the full 2,970,000 units in this offering in which they have indicated an interest, and vote these shares in favor of our initial business combination, these percentages are further reduced to 27.6% and 0%, respectively.  There can be no assurance that the GSAM Client Accounts will acquire any units in this offering or what amount of equity the GSAM Client Accounts will retain, if any, at the time any vote to approve our initial business combination is submitted to our public stockholders.  As a result of the founder shares and private placement warrants that the GSAM Client Accounts may hold, they may have different interests with respect to a vote on an initial business combination than other public stockholders. However, there is no guarantee the GSAM Client Accounts will vote in favor of our initial business combination;

•

the founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below;

•	the founder shares are entitled to registration rights; and
•

the holders of the founder shares will have the right to vote on the election of directors and to remove directors prior to our initial business combination, and such rights may only be amended by a resolution passed by the holders of a majority of our Class B common stock.

Transfer restrictions on

founder shares

Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination; or (B) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Notwithstanding the foregoing, if the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

Founder shares conversion

and anti-dilution rights

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to increase in respect of the issuance of certain securities, as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amount issued in this offering and related to the closing of our initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the aggregate number of all shares of common stock outstanding upon the completion of this offering, plus the aggregate number of shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination (net of the number of shares of Class A common stock redeemed in connection with our initial business combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement warrants issued to our sponsor, an affiliate of our sponsor or any of our officers or directors.

Election of Directors;

Voting Rights

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated certificate of incorporation may only be amended by a resolution passed by the holders of a majority of our Class B common stock. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of the NASDAQ then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Our amended and restated certificate of incorporation will provide that our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

Private placement warrants

Our sponsor and the GSAM Client Accounts have committed, pursuant to written agreements, to purchase an aggregate of 5,666,667 private placement warrants (or 6,266,667 if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant ($8,500,000 in the aggregate or $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. Certain of the proceeds of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will not be redeemable by us (except as described below under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by our sponsor, the GSAM Client Accounts or their permitted transferees. If the private placement warrants are held by holders other than our sponsor, the GSAM Client Accounts or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Our sponsor, the GSAM Client Accounts and their permitted transferees, have the option to exercise the private placement warrants on a cashless basis.

Transfer restrictions on

private placement

warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”).

Proceeds to be held

in trust account

NASDAQ listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $300,000,000 ($10.00 per unit), or $345,000,000 ($10.00 per unit) if the underwriters’ over-allotment option is exercised in full (including $10,500,000 (or up to $12,075,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions), will be deposited into a U.S.-based trust account with American Stock Transfer & Trust Company, LLC acting as trustee, and $2.5 million will be used to pay expenses in connection with this offering and for working capital following this offering. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of our public shares if we have not completed our initial business combination within 24 months from the closing of this offering, subject to applicable law. Stockholders who do not exercise their rights to the funds held in the trust account in connection with such an amendment to our amended and restated certificate of incorporation would still have rights to such funds in connection with any other applicable amendment to our amended and restated certificate of incorporation and a subsequent business combination to the extent they are then stockholders. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and

funding sources

Except as described below with respect to the payment of our taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay taxes or to redeem our public shares in connection with an amendment to our amended and restated certificate of incorporation, as described above. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. Based upon current interest rates, we expect the trust account to generate approximately $300,000 of interest annually (assuming an interest rate of 0.10% per year) however, we can provide no assurances regarding this amount, particularly if the interest rates of U.S. Government Treasury obligations become negative. Unless and until we complete our initial business combination, we may pay our expenses only from:

•	the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,500,000 in working capital after the payment of approximately $1,000,000 in expenses relating to this offering;
•	with respect to our taxes, any interest earned from the trust account; and
•

any loans or additional investments from our sponsor, members of our management team or any of their affiliates or other third parties, although they are under no obligation to loan funds to, or invest in, us, and provided that any such loans will not have any claim on the proceeds held in the trust account. If we complete our initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. Up to $1,500,000 of all loans made to us may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender at the time of the business combination. The warrants would be identical to the private placement warrants issued to the initial stockholders.

Conditions to completing

our initial business

combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. As required by NASDAQ listing rules, our initial business combination must be approved by a majority of our independent directors. NASDAQ listing rules also require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable by us on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.

If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise we are not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test; provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Permitted purchases of

public shares and public

warrants by our affiliates

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, officers, advisors or any of their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business—Permitted Purchases of Our Securities” for a description of how such persons will determine from which stockholders to seek to acquire securities. There is no limit on the number of shares such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our initial stockholders, directors, officers, advisors or any of their affiliates determine to make any such purchases at the time of a stockholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information; and (2) clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. Our sponsor, directors, officers, advisors or any of their affiliates will be restricted from making any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

We would expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination. See “Proposed Business—Permitted Purchases of Our Securities” for a description of how our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights

for public stockholders

upon completion of our initial

business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of taxes payable by us), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any public shares held by them in connection with the completion of our initial business combination. Our other directors and officers have also entered into the letter agreement, which imposes the same obligations on them with respect to any public shares acquired by them.

Manner of conducting

redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either: (1) in connection with a stockholder meeting called to approve the business combination; or (2) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would typically require stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by applicable law or stock exchange rules or we choose to seek stockholder approval for business or other reasons.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions, subject to lawfully available funds therefor, pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and
•

file tender offer documents with the SEC prior to completing our initial business combination that contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we will only redeem public shares so long as (after such redemptions) our net tangible assets will be at least $5,000,001, either prior to or upon consummation of an initial business combination, after payment of the deferred underwriting commission (so that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination, and we instead may search for an alternate business combination.

If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules or we decide to obtain stockholder approval for business or other reasons, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our NASDAQ listing or Exchange Act registration.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination, unless applicable law, our corporate governing documents or applicable stock exchange rules require a different vote, in which case we will complete our initial business combination only if such requisite vote is received. In such case, pursuant to the terms of a letter agreement entered into with us, our initial stockholders have agreed (and their permitted transferees will agree) to vote their founder shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any stockholder vote relating to our initial business combination, our initial stockholders and the GSAM Client Accounts and their permitted transferees will own at least 20% of our outstanding shares of common stock entitled to vote thereon. Our directors and officers also have agreed to vote in favor of our initial business combination with respect to public shares acquired by them, if any. These voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares without voting, and if it does vote, irrespective of whether it votes for or against the proposed transaction. As described elsewhere, if the GSAM Client Accounts do not commit to purchase at least $25,000,000 in forward purchase units within five days of being notified that our board of directors is meeting to consider entering into a definitive acquisition agreement for our initial business combination, the GSAM Client Accounts will forfeit and surrender to our sponsor 50% of the founder shares they acquire from our sponsor in connection with the forward purchase agreement that are held by the GSAM Client Accounts at that time.

Our amended and restated certificate of incorporation will provide that we will only redeem our public shares so long as (after such redemptions) our net tangible assets will be at least $5,000,001 either prior to or upon consummation of an initial business combination, after payment of the deferred underwriting commission (so that we do not then become subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Tendering stock certificates

in connection with a tender

offer or redemption

rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

Limitation on redemption

rights of stockholders

holding more than 15% of

the shares sold in this

offering if we hold

stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in

connection with proposed

amendments to our

amended and restated

certificate of incorporation

Some other blank check companies have a provision in their charter that prohibits the amendment of certain charter provisions. Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement warrants into the trust account and not release such amounts except in specified circumstances) may be amended if approved by holders of at least 65% of our outstanding common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our outstanding common stock entitled to vote thereon. The provisions of our amended and restated certificate of incorporation related to the right to vote on the election of directors or to remove a member of our board of directors, in each case prior to our initial business combination, may only be amended by a resolution passed by the holders of a majority of our Class B common stock. In all other instances, our amended and restated certificate of incorporation will provide that it may be amended by holders of a majority of our common stock, subject to applicable provisions of the Delaware General Corporation Law (the “DGCL”), or applicable stock exchange rules. Our initial stockholders and the GSAM Client Accounts, who will beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Our initial stockholders, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any public shares held by them in connection with the completion of our initial business combination. Our other directors and officers have also entered into the letter agreement, which imposes the same obligations on them with respect to any public shares acquired by them.

Release of funds in trust

account on closing of our

initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be disbursed by the trustee or released to us to pay amounts due to any public stockholders who properly exercise their redemption rights as described below under “Proposed Business—Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public

shares and distribution and

liquidation if no initial

business combination

Our amended and restated certificate of incorporation provides that we will have only 24 months from the closing of this offering to complete our initial business combination. If we have not completed our initial business combination within such 24-month period or during any Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within such time period.

Our initial stockholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering or during any Extension Period. However, if our initial stockholders acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the allotted time frame (including any Extension Period) and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or during any Extension Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares. However, we will only redeem our public shares so long as (after such redemptions) our net tangible assets will be at least $5,000,001 (a) in the case of our initial business combination, either prior to or upon consummation of such initial business combination, after payment of the deferred underwriting commission or (b) in the case of an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, upon such amendment (in each case so that we do not then become subject to the SEC’s “penny stock” rules). If this optional redemption right is being exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible requirement (described above) we would not proceed with the amendment or the related redemption of our public shares.

Limited payments to

insiders

There will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, officers or directors, or our or any of their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments:

•	repayment of an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;
•	payment to an affiliate of our sponsor of a total of $10,000 per month, for up to 24 months, for office space, utilities, administrative and support services;
•	reimbursement for any out-of-pocket expenses related to our formation and initial public offering and identifying, investigating, negotiating and completing an initial business combination; and
•

repayment of loans that may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender.

These payments may not be made from the proceeds of this offering and the sale of the private placement warrants, in each case that are held in the trust account prior to the completion of our initial business combination. These payments may be funded using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or our or any of their affiliates.

Audit committee

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay taxes (less up to $100,000 of interest to pay dissolution expenses), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

Risks

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

December 31, 2020
Balance Sheet Data:
Working capital (deficiency)	$(344,399)
Total assets	$394,359
Total liabilities	$369,379
Stockholder’s equity	$24,980

If our initial business combination is not completed within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within such 24-month time period or during any Extension Period.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
AND RISK FACTOR SUMMARY

Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

•	our being a company with no operating history and no revenues;
•	our ability to select an appropriate target business or businesses;
•	our ability to complete our initial business combination;
•	our expectations around the performance of a prospective target business or businesses;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;
•	our potential ability to obtain additional financing to complete our initial business combination;
•	our pool of prospective target businesses, including the location and industry of such target businesses;
•

our ability to consummate an initial business combination due to the uncertainty resulting from the Coronavirus Disease 2019 (“COVID-19”) pandemic, including our ability to conduct necessary due diligence in view of the COVID-19 pandemic and steps taken by governments to respond to the pandemic;

•	the ability of our officers and directors to generate a number of potential business combination opportunities;
•	our ability to draw from the support and expertise of ECP in sourcing target businesses;
•	our public securities’ potential liquidity and trading;
•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;
•	the trust account not being subject to claims of third parties;
•	our financial performance following this offering; or
•	the potential tax consequences of investing in our securities.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Searching for and Consummating a Business Combination

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other reasons. For instance, the NASDAQ rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except as required by applicable law or stock exchange rules, the decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of our common stock do not approve of the business combination we consummate. Please see the section entitled “Proposed Business—Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

If we seek stockholder approval of our initial business combination, our initial stockholders, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Our initial stockholders and our other directors and officers have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them, as applicable, in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 11,250,001, or 37.5% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,875,001, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 30,000,000 public shares sold in this offering to be voted in favor of our initial business combination in order to have such initial business combination approved. If the GSAM Client Accounts purchase the full 2,970,000 units in this offering in which they have indicated an interest, and vote these shares in favor of our initial business combination, these percentages are further reduced to 27.6% and 0%, respectively.  There can be no assurance that the GSAM Client Accounts will acquire any units in this offering or what amount of equity the GSAM Client Accounts will retain, if any, at the time any vote to approve our initial business combination is submitted to our public stockholders.  As a result of the founder shares and private placement warrants that the GSAM Client Accounts may hold, they may have different interests with respect to a vote on an initial business combination than other public stockholders. However, there is no guarantee the GSAM Client Accounts will vote in favor of our initial business combination.  We expect that our initial stockholders and the GSAM Client Accounts and their permitted transferees will own at least 20% of our outstanding shares of common stock at the time of any such stockholders vote. Accordingly, if we seek stockholders approval of our initial business combination, it is more likely that the necessary stockholders approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

There can be no assurances that the GSAM Client Accounts will acquire any units in this offering, acquire any forward purchase units pursuant to the forward purchase agreement, and/or vote any shares in favor of our initial business combination (if stockholder approval of the transaction is required or we decide to obtain stockholder approval for business or other reasons).

Goldman Sachs Asset Management, L.P., on behalf of the GSAM Client Accounts, is not part of any “group” as defined by Section 13(d)(3) of the Securities Exchange Act, as amended (the “Exchange Act”) with our sponsor and is not subject to any agreement or understanding that obligates the GSAM Client Accounts to acquire any units in this offering, acquire any forward purchase units pursuant to the forward purchase agreement, and/or vote any shares in favor of our initial business combination.  As an investment advisor, Goldman Sachs Asset Management, L.P. is required to act in the best interests of the GSAM Client Accounts.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Additionally, since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, we will only redeem our public shares so long as (after such redemptions) our net tangible assets, after payment of the deferred underwriting commissions, will be at least $5,000,001 either prior to or upon consummation of an initial business combination, after payment of the deferred underwriting commission (so that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to not be at least $5,000,001 either prior to or upon consummation of an initial business combination, after payment of the deferred underwriting commission, or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering or during any Extension Period. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the time period described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our amended and restated certificate of incorporation provides that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period or during any Extension Period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of the COVID-19 pandemic continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, or if vendors and service providers are unavailable to negotiate and consummate a transaction in a timely manner. Additionally, the outbreak of COVID-19 and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) may negatively impact businesses we may seek to acquire.

If we have not completed our initial business combination within such time period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the COVID-19 outbreak or any future pandemic and the status of debt and equity markets.

In December 2019, a novel strain of coronavirus was reported to have surfaced, which has and is continuing to spread throughout parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” The outbreak of COVID-19 has adversely affected, and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) could adversely affect, economies and financial markets worldwide, business operations and the conduct of commerce generally, and the business of any potential target business with which we consummate a business combination could be, or may already have been, materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors, restrict our ability to conduct necessary due diligence or cause the target company’s personnel, vendors and service providers to be unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for and ability to consummate a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19, any future pandemic or other events (such as terrorist attacks or natural disasters) continue for an extensive period of time, including as a result of protectionist sentiments or legislation in our target markets, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their affiliates may elect to purchase shares or warrants from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may purchase shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Please see “Proposed Business—Permitted Purchases of Our Securities” for a description of how such persons will determine from which stockholders to seek to acquire shares or warrants. Such a purchase may include a contractual acknowledgement that such public stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or any of their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling public stockholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. The price per share paid in any such transaction may be different from the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. We would expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed. See “Proposed Business—Tendering Stock Certificates In Connection With a Tender Offer or Redemption Rights.”

Although we have selected general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have selected general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by applicable law or stock exchange rules, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete all appropriate due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions described herein. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation will authorize the issuance of up to 100,000,000 shares of Class A common stock, par value $0.0001 per share, and 10,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 70,000,000 and 2,500,000 (assuming in each case, that the underwriters have not exercised their over-allotment option) authorized but unissued shares of Class A and Class B common stock available, respectively, for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants and shares issuable upon conversion of the shares of the Class B common stock. Shares of Class B common stock are automatically convertible into shares of our Class A common stock at the time of our initial business combination, initially at a one-for-one ratio but subject to adjustment as set forth herein.

We may issue a substantial number of additional shares of Class A common stock and may issue shares of preferred stock, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions described herein. However, our amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions. The issuance of additional shares of common or preferred stock:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the founder shares resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the founder shares;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us;
•	may adversely affect prevailing market prices for our units, Class A common stock and/or warrants; and
•	may not result in adjustment to the exercise price of our warrants.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers or directors which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our officers and directors also serve as officers and/or board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting Our Initial Business Combination” and “Proposed Business—Selection of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic businesses affiliated with our sponsor, officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our company and our public stockholders as they would be absent any conflicts of interest.

Since our initial stockholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On December 8, 2020, our sponsor paid $25,000 in exchange for 8,625,000 founder shares, or approximately $0.003 per share. On December 23, 2020, we effectuated a 6-for-5 reverse split of the founder shares, resulting in an aggregate outstanding amount of 7,187,500 founder shares. On January 26, 2021, we effectuated a 5-for-6 split of the founder shares, resulting in an aggregate outstanding amount of 8,625,000 founder shares.  Up to 1,125,000 founder shares will be subject to forfeiture by our initial stockholders depending on the extent to which the underwriters’ over-allotment option is exercised. If we increase or decrease the size of this offering, we will effect a capitalization or other appropriate mechanism, as applicable, immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding common stock upon the consummation of this offering. In January 2021, our sponsor transferred 35,000 founder shares to each of Tracy McKibben, Kathryn E. Coffey, Richard Burke and David Lockwood, our independent director nominees, at their original issue price. Upon the closing of this offering, our sponsor will transfer on our behalf to the GSAM Client Accounts 345,000 founder shares.  The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor and the GSAM Client Accounts have committed to purchase an aggregate of 5,666,667 (or 6,266,667 if the underwriters’ over-allotment option is exercised in full) private placement warrants, each exercisable for one share of our Class A common stock, for a purchase price of $8,500,000 in the aggregate (or $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), or $1.50 per warrant, that will also be worthless if we do not complete our initial business combination. Each private placement warrant may be exercised for one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein.

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that: (1) the founder shares are subject to certain transfer restrictions, as described in more detail below; (2) our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to: (a) waive their redemption rights with respect to any public shares held by them in connection with the completion of our initial business combination; (b) waive their redemption rights with respect to any public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (c) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (3) the founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; (4) the founder shares are entitled to registration rights; and (5) holders of the founder shares will have the right to vote on the election of directors and to remove directors prior to our initial business combination. In addition, our other directors and officers have also entered into the letter agreement, which imposes the same obligations on them with respect to any public shares acquired by them.

The personal and financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the deadline for the completion of our initial business combination nears.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;
•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;
•	our inability to pay dividends on our common stock;
•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement warrants will provide us with up to $300,000,000 (or $345,000,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (which includes $10,500,000, or up to $12,075,000 if the underwriters’ over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that some of our stockholders or warrant holders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike many blank check companies, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our Class A common stock during the 10-trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “market value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the market value and the newly issued price, and the $18.00 per share redemption trigger price described below under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the market value and the newly issued price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the market value and the newly issued price. This may make it more difficult for us to consummate an initial business combination with a target business.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders or any of their respective affiliates, including ECP, is required to provide any financing to us in connection with or after our initial business combination. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 24 months following the closing of this offering, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 24 months following the closing of this offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate for at least the 24 months following the closing of this offering; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds

(whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 31, 2020, the Company had $24,980 in cash and a working capital deficiency of $344,399. Further, we have incurred and expect to continue to incur significant costs in pursuit of an initial business combination. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, we estimate only $1,500,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to loan funds to us in such circumstances. Any such loans may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we have not completed our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public stockholders may receive only $10.00 per share, or less in certain circumstances, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption of their stock, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there will be numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek stockholder approval of our initial business combination and we are obligated to pay cash for shares of our Class A common stock, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities;
•	each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and compliance with other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds investing solely in U.S. treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity; or (iii) the redemption of our public shares if we have not consummated an initial business within 24 months from the closing of this offering, subject to applicable law and as further described herein.  If we invest the proceeds in securities other than as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Because we are neither limited to evaluating target businesses in a particular industry, sector or geography, nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry, sector or geography, but we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

Risks Related to Our Securities

The NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We will apply to have our units listed on the NASDAQ on or promptly after the date of this prospectus and our Class A common stock and warrants listed on or promptly after their date of separation of the units. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in the NASDAQ listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the NASDAQ in the future or prior to our initial business combination. In order to continue listing our securities on the NASDAQ prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. In general, we must maintain a minimum amount market capitalization (generally $2,500,000) and a minimum number of holders (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with the NASDAQ’s initial listing requirements, which are more rigorous than the NASDAQ’s continued listing requirements, in order to continue to maintain the listing of our securities on the NASDAQ. For instance, our stock price would generally be required to be at least $4.00 per share, our stockholders’ equity would generally be required to be at least $5,000,000 and we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NASDAQ delists any of our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	reduced liquidity for our securities;
•

a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock and warrants will be listed on the NASDAQ, our units, Class A common stock and warrants will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NASDAQ, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets of at least $5,000,001 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of our initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or during any Extension Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of our public shares if we have not completed our initial business combination within 24 months from the closing of this offering, subject to applicable law and as further described herein. Stockholders who do not exercise their rights to the funds held in the trust account in connection with such an amendment to our amended and restated certificate of incorporation would still have rights to the funds held in the trust account in connection with any other applicable amendment to our amended and restated certificate of incorporation and a subsequent business combination to the extent they are then stockholders. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering or during any Extension Period may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 24th month from the closing of this offering in the event we do not complete our initial business combination and, therefore, we do not intend to comply with those procedures.

Because we do not intend to comply with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, consultants, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering or during any Extension Period is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first year end following our listing on the NASDAQ. We may not hold an annual meeting of stockholders until after we consummate our initial business combination and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. Additionally, only holders of Class B common stock will have the right to vote on the election of directors and to remove directors prior to our initial business combination, and such rights may only be amended by a resolution passed by the holders of a majority of our Class B common stock.

We are not registering the issuance of shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a “cashless basis” and potentially causing such warrants to expire worthless.

We are not registering the issuance of shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed, as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, to use our commercially reasonable efforts to file, and within 60 business days following our initial business combination have declared effective, a registration statement under the Securities Act covering the issuance of such shares and maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the redemption or expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the issuance of the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, in which case, the number of shares of Class A common stock that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 shares of Class A common stock per warrant (subject to adjustment). However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and may expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the warrants included as part of units sold in this offering. In such an instance, our sponsor and its permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the common stock underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A common stock for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

The grant of registration rights to our initial stockholders and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.

Pursuant to an agreement to be entered into on or prior to the closing of this offering, at or after the time of our initial business combination, our initial stockholders and their permitted transferees can demand that we register the resale of their founder shares after those shares convert to shares of our Class A common stock. In addition, our sponsor and its permitted transferees can demand that we register the resale of the private placement warrants and the shares of Class A common stock issuable upon exercise of the private placement warrants, and holders of warrants that may be issued upon conversion of working capital loans may demand that we register the resale of such warrants or the Class A common stock issuable upon exercise of such warrants.

We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to complete. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the common stock owned by our initial stockholders or their permitted transferees, the private placement warrants owned by our sponsor or warrants issued in connection with working capital loans are registered for resale.

Certain provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least 65% of our outstanding common stock entitled to vote thereon, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the completion of an initial business combination that some of our stockholders may not support.

Some other blank check companies have a provision in their charter that prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by holders of a certain percentage of the company’s stockholders. In those companies, amendment of these provisions typically requires approval by holders holding between 90% and 100% of the company’s public shares. Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement warrants into the trust account and not release such amounts except in specified circumstances) may be amended if approved by holders of at least 65% of our outstanding common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our outstanding common stock entitled to vote thereon. Additionally, only holders of Class B common stock will have the right to vote on the election of directors and to remove directors prior to our initial business combination, and such rights may only be amended by a resolution passed by the holders of a majority of our Class B common stock. In all other instances, our amended and restated certificate of incorporation will provide that it may be amended by holders of a majority of our common stock, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholders and the GSAM Client Accounts, who will beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which will govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree.

Our initial stockholders, officers and directors have agreed, pursuant to a written agreement, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, divided by the number of then outstanding public shares. These agreements are contained in a letter agreement that we have entered into with our initial stockholders, officers and directors. Our public stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers or directors for any breach of these agreements. As a result, in the event of a breach, our public stockholders would need to pursue a stockholder derivative action, subject to applicable law.

Our initial stockholders will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will elect all of our directors prior to the consummation of our initial business combination and may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial stockholders and the GSAM Client Accounts will own 20% of our outstanding common stock (assuming they do not purchase any units in this offering). In addition, the founder shares, all of which are held or will be held upon the closing of this offering by our initial stockholders and the GSAM Client Accounts, will entitle the holders to elect all of our directors prior to the consummation of our initial business combination. Holders of our public shares will have no right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended by a majority of our Class B common stock.

Because of their ownership position, our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional shares of Class A common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Our sponsor has no current intention to purchase additional securities, other than as described in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will control the outcome, as only holders of Class B common stock will have the right to vote on the election of directors and to remove directors prior to our initial business combination. Accordingly, our initial stockholders will continue to exert control at least until the completion of our business combination.

Our sponsor paid an aggregate of $25,000, or approximately $0.003 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A common stock to the benefit of our sponsor and certain of our directors and officers.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 94.4% (or $9.44 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.56 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the Class B common stock result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock at the time of our initial business combination and would become exacerbated to the extent that public stockholders seek redemptions from the trust. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 65% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the warrants could be converted into cash or stock, the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described above) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us (except as described below under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by our sponsor or its permitted transferees.

In addition, we may redeem your warrants at any time after they become exercisable and prior to their expiration at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Please see “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.” Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the Class A common stock had your warrants remained outstanding, and may not compensate the holders for the value of the warrants, including because the number of common stock received is capped at 0.361 shares of our Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 7,500,000 shares of our Class A common stock (or up to 8,625,000 shares of our Class A common stock if the underwriters’ over-allotment option is exercised in full), at a price of $11.50 per whole share, as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 5,666,667 (or 6,266,667 if the underwriters’ over-allotment option is exercised in full) private placement warrants, each exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. Our initial stockholders currently hold 8,625,000, founder shares (up to 1,125,000 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). The founder shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our sponsor, an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.50 per warrant at the option of the lender, which warrants would be identical to the private placement warrants. To the extent we issue shares of Class A common stock to effectuate a business transaction, including the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of outstanding shares of our Class A common stock and reduce the value of the Class A common stock issued to complete the business combination. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor, the GSAM Client Accounts or their permitted transferees: (1) they will not be redeemable by us or the GSAM Client Accounts (except as described below under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”); (2) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares of common stock issuable upon exercise of these warrants) are entitled to registration rights. The private placement warrants will not vote on any amendments to the warrant agreement discussed elsewhere in this prospectus.

Because each unit contains one-quarter of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-quarter of one redeemable warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole warrants will trade. This is different from other offerings similar to ours whose units include one share of Class A common stock and one whole warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for a quarter of the number of shares compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representatives of the underwriters with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases). Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue. The underwriters of this offering will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the required time period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our taxes (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor, which is a newly formed entity, has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of our taxes or reduce the value of the assets held in trust such that the per share redemption amount received by stockholders may be less than $10.00 per share.

The net proceeds of this offering and certain proceeds from the sale of the private placement warrants will be held in the trust account. The proceeds held in the trust account may only be invested in direct U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. While short-term U.S. treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we are permitted to use for payment of our tax obligations, and up to $100,000 of dissolution expenses) would be reduced. In the event that we have not completed our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $300,000,000 as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by our public stockholders in connection with our liquidation would be reduced.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that we will only redeem our public shares so long as our net tangible assets, after payment of the deferred underwriting commissions and after such redemptions, will be at least $5,000,001 (a) in the case of our initial business combination, either prior to or upon consummation of such initial business combination, after payment of the deferred underwriting commission or (b) in the case of an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, upon such amendment (in each case such that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that fiscal year’s second fiscal quarter, and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated certificate of incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees.

Our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, or any claim for aiding and abetting any such alleged breach, (3) action asserting a claim against our company or any director, officer or employee of our company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws, or (4) action asserting a claim against us or any director, officer or employee of our company governed by the internal affairs doctrine except for, as to each of (1) through (4) above, any claim (a) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (c) for which the Court of Chancery does not have subject matter jurisdiction, as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Additionally, our amended and restated certificate of incorporation will provide that unless we consent in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While the Delaware courts have determined that such exclusive forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions; however, we note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our amended and restated certificate of incorporation.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which they apply, these choice-of-forum provisions may make it more costly for a stockholder to bring a claim, and may also limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company or its directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find these provisions of our amended and restated certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Risks Related to Our Sponsor, ECP and Our Management, Directors and Employees

Past performance by ECP and our management team may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, ECP and our management team is presented for informational purposes only. Any past experience and performance of ECP or our management team and their respective affiliates is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of ECP or our management team’s or their respective affiliate’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. None of our sponsor, officers, directors or ECP has had experience with a blank check company or special purpose acquisition company in the past. An investment in us is not an investment in ECP.

ECP’s financial position could change, negatively impacting its role in helping us complete our initial business combination.

ECP’s financial position could be negatively impacted due to a variety of factors, including lower management fees and/or performance fees and higher operating expenses. Further, from time to time, ECP may be a party to lawsuits, which if resolved in an unfavorable manner for ECP, could have a material impact on ECP’s financial position. To the extent ECP’s financial position is less stable, it may have difficulty retaining certain key investment professionals, which could negatively impact ECP’s ability to help us consummate our initial business combination.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with ECP, our sponsor, officers or directors that may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting our Initial Business Combination” and “Proposed Business—Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors.

Additionally, we may pursue a combination with a target in which ECP’s affiliates may have direct or indirect exposure or that is an operating company directly or indirectly held by an affiliate of ECP. Conflicts may arise from ECP’s sponsorship of our company and its provision of services both to us and to its affiliates, including the conflict that ECP and its affiliates may receive material economic benefits as a result of a business combination with a target in which an ECP affiliate has a direct or indirect investment. In performing services for other affiliates, ECP may take commercial steps that may have an adverse effect on us.

Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic businesses affiliated with our sponsor, officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our company and our public stockholders as they would be absent any conflicts of interest. For more information, see the section entitled “Management—Conflicts of Interest.”

We may compete with other affiliates of ECP, including other blank check companies that ECP may be affiliated with, for acquisition opportunities for our company, which could negatively impact our ability to locate a suitable business combination.

Our business strategy may overlap with some of the strategies of ECP and certain of its affiliates. ECP focuses on existing and new-build energy infrastructure projects primarily in North America. Acquisition opportunities that may be of interest to us may come to ECP or its affiliates instead of us or may be pursued by ECP or its affiliates. Additionally, ECP and its affiliates, including our officers and directors who are affiliated with ECP, may sponsor or form, or become an officer or director of, other blank check companies similar to ours during the period in which we are seeking an initial business combination, which may have acquisition objectives that are similar to ours. Any such companies may present additional conflicts of interest in pursuing an acquisition target. Our affiliates are not restricted from competing with our business and none of our affiliates are required to refer any such opportunities to us, unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Our sponsor and its affiliates face conflicts of interest relating to performing services on our behalf and allocating investment opportunities to us, and such conflicts may not be resolved in our favor, meaning we could find less suitable acquisition opportunities which could limit our ability to find a business combination that we find attractive.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of: (1) $10.00 per public share; or (2) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in certain instances. For example, the cost of such legal action may be deemed by the independent directors to be too high relative to the amount recoverable or the independent directors may determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

We are dependent upon our directors and officers and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and in particular our senior management. We believe that our success depends on the continued service of our directors and officers, at least until we have completed our initial business combination. In addition, our directors and officers are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our directors and officers have time and attention requirements for investment funds of which affiliates of our sponsor are the investment managers. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us. For more information, see the section entitled “Management—Conflicts of Interest.”

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other responsibilities. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers and directors will allocate their time between fulfilling their duties to us and to ECP and its affiliates, are engaged in other business endeavors for which he or she may be entitled to substantial compensation and are not obligated to contribute any specific number of hours per week to our affairs. Our directors may also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management—Directors, Director Nominees and Officers” and “Management—Conflicts of Interest.”

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain in senior management or advisory positions with us after the completion of our initial business combination. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities that are engaged in a similar business.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity, including ECP and its affiliates, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor these obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. In addition, while we will rely on ECP to assist in identifying and performing due diligence on potential business combinations, neither the affiliates of our sponsor nor members of our management who are employed by our sponsor or ECP have any obligation to present us with any opportunity for a potential business combination of which they become aware. ECP is from time to time made aware of potential business opportunities, including potential transactions that may be attractive opportunities for us, but will have no duty to offer any acquisition opportunities to us.

These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

In addition, our sponsor, officers and directors may participate in the formation of, become an officer or director of, invest in, or otherwise become associated with any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

For a complete discussion of our officers’ and directors’ current business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Directors, Director Nominees and Executive Officers,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Affiliates of our sponsor are engaged in an array of investment activities that may in the future create overlap with companies that may be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

Risks Related to The Company After a Business Combination

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public stockholders own or acquire shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise we are not required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign market, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;
•	rules and regulations regarding currency redemption;
•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	changes in local regulations as part of a response to the COVID-19 coronavirus outbreak;
•

tax issues, including limits on our ability to change our tax residence from the United States, complex withholding and other tax regimes which may apply in connection with our business combination or to our structure following our business combination, potential tax law changes in the United States and/or relevant non-U.S. jurisdictions, termination or reduction of tax and other incentives that the applicable government provides to domestic companies, and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;
•	rates of inflation;
•	challenges in collecting accounts receivable;
•	cultural and language differences;
•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;
•	deterioration of political relations with the United States;
•	obligatory military service by personnel; and
•	government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such combination or, if we complete such combination, our operations might suffer, either of which may adversely impact our results of operations and financial condition.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Other Risks

We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences.

An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the share of Class A common stock and the one-quarter of one redeemable warrant to purchase one share of our Class A common stock included in each unit could be challenged by the U.S. Internal Revenue Service, or “IRS,” or the courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law, and the adjustment to the exercise price and/or redemption price of the warrants could give rise to dividend income to investors without a corresponding payment of cash. In addition, it is unclear whether the redemption rights with respect to our shares of Class A common stock suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A common stock is long-term capital gain or loss and for determining whether any dividend we pay would be eligible for favorable U.S. federal income tax treatment. Furthermore, if we are determined to be a personal holding company for U.S. federal income tax purposes in a given taxable year, certain portions of our taxable income in such taxable year would be subject to an additional 20% tax, which would reduce the net after-tax amount of interest income earned on the funds placed in our trust account. We would generally be classified as a personal holding company for U.S. federal income tax purposes in a given taxable year if (1) at any time during the last half of such taxable year, five or fewer individuals (including certain entities such as certain tax exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of our stock by value and (2) at least 60% of our income for U.S. federal income tax purposes for such taxable year consists of personal holding company income, which includes interest income. See the section titled “United States Federal Income Tax Considerations” for a summary of certain U.S. federal income tax considerations generally applicable to an investment in our securities. Prospective investors are urged to consult with upon their tax advisors with respect to these and other tax considerations applicable to their specific circumstances when purchasing, holding or disposing of our securities.

Our initial business combination and our structure thereafter may not be tax-efficient to our stockholders and warrant holders.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to requisite stockholder approval, we may structure our business combination in a manner that requires stockholders and/or warrant holders to recognize gain or income for tax purposes. We do not intend to make any cash distributions to stockholders or warrant holders to pay taxes in connection with our business combination or thereafter. Accordingly, a stockholder or a warrant holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of such holder’s shares or warrants.

If we effect a business combination with a target company organized in another jurisdiction, we may take actions in connection with the business combination that could have adverse tax consequences.

We may effect a business combination with a target company in another jurisdiction, reincorporate in the jurisdiction in which the target company or business is located, or reincorporate in another jurisdiction. Such transactions may result in tax liability for a stockholder or warrant holder in the jurisdiction in which the stockholder or warrant holder is a tax resident (or in which its members are resident if it is a tax transparent entity), in which the target company is located, or in which we reincorporate. In the event of a reincorporation pursuant to our initial business combination, such tax liability may attach prior to the consummation of redemptions of any of our public shares properly submitted to us for redemption in connection with such business combination. We do not intend to make any cash distributions to stockholders to pay such taxes. Stockholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Furthermore, we may effect a business combination with a target company that has business operations outside of the United States and, possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

Data privacy and security breaches, including, but not limited to, those resulting from cyber incidents or attacks, acts of vandalism or theft, computer viruses and/or misplaced or lost data, could result in information theft, data corruption, operational disruption, reputational harm, criminal liability and/or financial loss.

We will depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or privacy and security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information, and sensitive or confidential data. As an early stage company without significant investments in data privacy or security protection, we may not be sufficiently protected against such occurrences and therefore could be liable for privacy and security breaches, including potentially those caused by any of our subcontractors. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents or other incidents that result in a privacy or security breach. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to reputational harm, criminal liability and/or financial loss.

USE OF PROCEEDS

We are offering 30,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without over- allotment option	Over-allotment option exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$300,000,000	$345,000,000
Gross proceeds from private placement warrants offered in the private placement	8,500,000	9,400,000
Total gross proceeds	$308,500,000	$354,400,000
Estimated offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$6,000,000	$6,900,000
Legal fees and expenses	350,000	350,000
Accounting fees and expenses	75,000	75,000
Printing and engraving expenses	35,000	35,000
SEC expenses	37,640	37,640
FINRA expenses	52,250	52,250
Travel and road show	10,000	10,000
Directors and officers insurance premiums	150,000	150,000
NASDAQ listing and filing fees	63,000	63,000
Miscellaneous expenses(4)	227,110	227,110
Total estimated offering expenses (other than underwriting commissions)	$1,000,000	$1,000,000
Proceeds after estimated offering expenses	$301,500,000	$346,500,000
Held in trust account(5)	$300,000,000	$345,000,000
% of public offering size	100%	100%
Not held in trust account	$1,500,000	$1,500,000

The following table shows the use of the estimated $1,500,000 of net proceeds not held in the trust account.(6)

	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination(4)	$375,000	25.0%
Legal and accounting fees related to regulatory reporting obligations	125,000	8.3%
Payment for office space, utilities, administrative and support services	240,000	16.0%
NASDAQ listing fees	85,000	5.7%
Working capital to cover miscellaneous expenses (including taxes net of anticipated interest income)	675,000	45.0%
Total	$1,500,000	100.0%
(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)

A portion of the offering expenses have been paid from the proceeds of loans from ECP of up to $300,000 as described in this prospectus.  As of January 27, 2021, we had borrowed approximately $166,238 under the promissory note with ECP.  These loans will be repaid upon completion of this offering using the net proceeds of this offering and the sale of private placement warrants not held in the trust account.  In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses.  These expenses are estimates only.  In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)

The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $10,500,000, which constitutes the underwriters’ deferred commissions (or up to $12,075,000 if the underwriters’ over-allotment option is exercised in full), will be paid to the underwriters from the funds held in the trust account and the remaining funds, less amounts released to a separate account controlled by the trustee for disbursal to redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)	Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.
(5)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The payment for office space, utilities, administrative and support services in the table above assumes the consummation of our initial business combination takes 24 months. Based on current interest rates, we would expect the trust account to generate approximately $300,000 of interest annually following the investment of such funds in specified U.S. Government Treasury bills or in specified money market funds; however, we can provide no assurances regarding this amount, particularly if the interest rates of U.S. Government Treasury obligations become negative. This estimate assumes an interest rate of 0.10% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender, which warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

NASDAQ listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $300,000,000 (or $345,000,000 if the underwriters’ over-allotment option is exercised in full), including $10,500,000 (or up to $12,075,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a U.S.-based trust account with American Stock Transfer & Trust Company, LLC acting as trustee. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $300,000 per year, assuming an interest rate of 0.10% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay our taxes, and the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of our public shares if we have not completed our initial business combination within 24 months from the closing of this offering, subject to applicable law. Stockholders who do not exercise their rights to the funds held in the trust account in connection with such an amendment to our amended and restated certificate of incorporation would still have rights to the funds held in the trust account in connection with any other applicable amendment to our amended and restated certificate of incorporation and a subsequent business combination to the extent they are then stockholders. Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay our taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to loan funds to, or invest in, us.

We will enter into an Administrative Services Agreement pursuant to which we will pay an affiliate of our sponsor a total of $10,000 per month, until the earlier of the completion of our initial business combination and the liquidation of the trust assets, for office space, utilities, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

ECP has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering.  As of January 27, 2021, we had borrowed approximately $166,238 under the promissory note with our ECP.  These loans bear interest at the Applicable Federal Rate in effect as of the day on which such loans were made, are unsecured and are due at the earlier of December 31, 2021 and the closing of this offering.  These loans will be repaid upon completion of this offering using the net proceeds of this offering and the sale of private placement warrants not held in the trust account.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender, which warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business—Permitted Purchases of Our Securities” for a description of how such persons will determine from which stockholders to seek to acquire shares. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The GSAM Client Accounts have expressed to us an interest to purchase up to 2,970,000 units in this offering and we have agreed to direct the underwriters to sell to the GSAM Client Accounts such number of units. To the extent that the GSAM Client Accounts purchase any units in this offering, the GSAM Client Accounts will forfeit and return to our sponsor 50% of the shares of Class B common stock held by the GSAM Client Accounts if, at the time the GSAM Client Accounts provide or withhold consent to our initial business combination, they own a number of shares of Class A common stock less than the number of shares of Class A common stock included in such units purchased in connection with this offering.

There can be no assurance that the GSAM Client Accounts will acquire any units in this offering or what amount of equity the GSAM Client Accounts will retain, if any, upon the consummation of our initial business combination. As a result of the founder shares and private placement warrants that the GSAM Client Accounts may hold, they may have different interests with respect to a vote on an initial business combination than other public stockholders.

We will only redeem our public shares so long as, after payment of the deferred underwriting commissions and after such redemptions, will be at least $5,000,001 (a) in the case of our initial business combination, either prior to or upon consummation of such initial business combination, after payment of the deferred underwriting commission or (b) in the case of an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, upon such amendment (in each case so that we do not then become subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow a redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of our public shares if we have not completed our initial business combination within 24 months from the closing of this offering, subject to applicable law. Stockholders who do not exercise their rights to the funds held in the trust account in connection with such an amendment to our amended and restated certificate of incorporation would still have rights to such funds in connection with any other applicable amendment to our amended and restated certificate of incorporation and a subsequent business combination to the extent they are then stockholders. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any public shares held by them in connection with the completion of our initial business combination. In addition, our initial stockholders have agreed to waive their redemption rights with respect to any public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. Our initial stockholders have also agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame. Our other directors and officers have also entered into the letter agreement, which imposes the same obligations on them with respect to any public shares acquired by them. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of outstanding shares of our Class A common stock.

At December 31, 2020, our net tangible book deficit was $344,399, or approximately $(0.04) per share of Class B common stock. After giving effect to the sale of 30,000,000 shares of Class A common stock included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2020 would have been $5,000,010 or $0.56 per share, representing an immediate increase in net tangible book value (as decreased by the value of 28,602,497 shares of Class A common stock that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $0.60 per share to our initial stockholders as of the date of this prospectus and an immediate dilution of $9.44 per share or  94.4% to our public stockholders not exercising their redemption rights. The dilution to new investors if the underwriters exercise their over-allotment option in full would be an immediate dilution of $9.51 per share or 95.1%.

The following table illustrates the dilution to the public stockholders on a per share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	Without over‑allotment	With over‑allotment
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.04)	(0.04)
Increase (decrease) attributable to public shareholders	0.60	0.53
Pro forma net tangible book value after this offering and the sale of the private placement warrants	0.56	0.49
Dilution to public shareholders	$9.44	$9.51
Percentage of dilution to public shareholders	94.4%	95.1%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $286,024,970 because holders of up to approximately 95.3% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account, calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of taxes payable by us), divided by the number of shares of Class A common stock sold in this offering.

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares purchased		Total consideration		Average price per share
	Number	Percentage	Number	Percentage
Initial Stockholders(1)(2)	7,500,000	20.00%	$25,000	0.01%	$0.003
Public Stockholders	30,000,000	80.00%	$300,000,000	99.99%	$10.00
	37,500,000	100.0%	$300,025,000	100.0%

(1)	Assumes the full forfeiture of 1,125,000 shares of Class B common stock that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.
(2)

Assumes conversion of the founder shares into Class A common stock on a one-for-one basis. The dilution to public stockholders would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon such conversion.

The pro forma net tangible book value per share after this offering is calculated as follows:

	Without over-allotment	With over-allotment
Numerator:
Net tangible book deficit before this offering	$(344,399)	$(344,399)
Net proceeds from this offering and sale of the private placement warrants	301,500,000	346,500,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	369,379	369,379
Less: Deferred underwriting commissions	(10,500,000)	(12,075,000)
Less: Proceeds held in trust subject to redemption to maintain net tangible assets of $5,000,001	(286,024,970)	(329,449,970)
	$5,000,010	$5,000,010
Denominator:

Shares of Class B common stock outstanding prior to this offering	8,625,000	8,625,000
Shares of Class B common stock forfeited if over-allotment is not exercised	(1,125,000)	—
Shares of Class A common stock included in the units offered	30,000,000	34,500,000
Less: Shares subject to redemption	(28,602,497)	(32,944,997)
	8,897,503	10,180,003

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2020 and as adjusted to give effect to the sale of our units and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2020
	Actual	As adjusted (1)
Note payable to related party(2)	$—	$—
Deferred underwriting commissions	—	10,500,000
Shares of Class A common stock subject to possible redemption; -0- and 28,602,497 shares, actual and as adjusted, respectively(3)	—	286,024,970
Preferred share, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Shares of Class A common stock, $0.0001 par value, 100,000,000 shares authorized; -0- and 1,397,503 shares issued and outstanding (excluding -0- and 28,602,497 shares subject to possible redemption), actual and as adjusted, respectively	—	140
Shares of Class B common stock, $0.0001 par value, 10,000,000 shares authorized; 8,625,000 and 7,500,000 shares issued and outstanding, actual and as adjusted, respectively(4)	863	750
Additional paid-in capital(5)	24,137	4,999,140
Accumulated deficit	(20)	(20)
Total shareholders’ equity	$24,980	$5,000,010
Total capitalization	$24,980	$301,524,980

(1)

Assumes the full forfeiture of 1,125,000 shares that are subject to forfeiture by our initial stockholders on a pro-rata basis depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(2)	ECP has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of January 27, 2021, we had borrowed approximately $166,238 under the promissory note with ECP.

(3)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable by us), subject to the limitations described herein whereby we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001, either prior to or upon consummation of an initial business combination, after payment of the deferred underwriting commission, and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. The value of Class A common shares that may be redeemed is equal to $10.00 per share (which is the assumed redemption price) multiplied by 28,602,497 shares of Class A common stock, which is the maximum number of shares of Class A common stock that may be redeemed for a $10.00 purchase price per share and still maintain at least $5,000,001 of net tangible assets.

(4)	Actual share amount is prior to any forfeiture of founder shares and as adjusted share amount assumes no exercise of the underwriters’ over-allotment option.

(5)

The “as adjusted” additional paid-in capital calculation is equal to the “as adjusted” total shareholders’ equity of $5,000,010, less the par value of the Class A common stock outstanding of $140, less the par value of the Class B common stock outstanding of $750, plus the accumulated deficit of $(20).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are a newly organized blank check company incorporated as a Delaware corporation on October 29, 2020 and formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. We have not selected any business combination target and we have not, nor has anyone on our behalf, had any substantive discussions, directly or indirectly, with any business combination target. We intend to focus our search for a business combination target on, and use ECP’s and our directors’ and officers’ vast transactional experience and deep networks to pursue, businesses located in North America that concentrate on combatting climate change by decreasing the carbon intensity of energy production, increasing the efficiency of industrial and consumer-related activities, expanding electricity storage and distribution, and improving the overall sustainability of the economy through efforts to lower pollution and increase beneficial reuse. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the founder shares resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the founder shares;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;
•

could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us;
•	may adversely affect prevailing market prices for our units, Class A common stock and/or warrants; and
•	may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt securities or otherwise incur indebtedness, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;
•	limitations on our ability to pay dividends on our common stock;
•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of December 31, 2020, we had $24,980 in cash and deferred offering costs of $369,379. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through the payment of $25,000 from our sponsor in exchange for issuance of the founder shares and up to $300,000 in loans from ECP under an unsecured promissory note.  As of January 27, 2021, we had borrowed approximately $166,238 under the promissory note with ECP. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $1,000,000 and underwriting commissions of $6,000,000 ($6,900,000 if the underwriters’ over-allotment option is exercised in full) (excluding deferred underwriting commissions of $10,500,000 (or up to $12,075,000 if the underwriters’ over-allotment option is exercised in full)), and (2) the sale of the private placement warrants for a purchase price of $8,500,000 (or $9,400,000 if the underwriters’ over-allotment option is exercised in full), will be $301,500,000 (or $346,500,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $300,000,000 (or $345,000,000 if the underwriters’ over-allotment option is exercised in full), including $10,500,000 (or up to $12,075,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions will be deposited into the trust account. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $1,500,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,000,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable by us and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay our taxes. Delaware franchise tax is based on our authorized shares or on our assumed par and non-par capital, whichever yields a lower result. Based on the number of shares of our common stock authorized and outstanding and our estimated total gross proceeds after the completion of this offering, our annual franchise tax obligation is expected to be capped at the maximum amount of annual franchise taxes payable by us as a Delaware corporation of $200,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the only taxes payable by us out of the funds in the trust account will be income and franchise taxes. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us an estimated $1,500,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender, which warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $375,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $125,000 for legal and accounting fees related to regulatory reporting requirements; $85,000 for NASDAQ continued listing fees; $240,000 for office space, utilities, administrative and support services and approximately $675,000 for general working capital that will be used for miscellaneous expenses.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in us not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

As indicated in the accompanying financial statements, at December 31, 2020, we had $24,980 in cash and a working capital deficiency of approximately $344,399. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control reporting requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, would we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures About Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On December 8, 2020, our sponsor paid $25,000 in exchange for 8,625,000 founder shares, or approximately $0.003 per share. On December 23, 2020, we effectuated a 6-for-5 reverse split of the founder shares, resulting in an aggregate outstanding amount of 7,187,500 founder shares. On January 26, 2021, we effectuated a 5-for-6 split of the founder shares, resulting in an aggregate outstanding amount of 8,625,000 founder shares.  Up to 1,125,000 founder shares will be subject to forfeiture by our initial stockholders on a pro-rata basis depending on the extent to which the underwriters’ over-allotment option is exercised. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. Our sponsor does not currently intend to purchase any units in this offering. If we increase or decrease the size of this offering, we will effect a capitalization or other appropriate mechanism, as applicable with respect to our shares of Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our outstanding common stock upon the consummation of this offering. In January 2021, our sponsor transferred 35,000 founder shares to each of Tracy McKibben, Kathryn E. Coffey, Richard Burke and David Lockwood, our independent director nominees, at their original purchase price.  Upon the closing of this offering, our sponsor will transfer on our behalf to the GSAM Client Accounts 345,000 shares of our Class B common stock.

We will enter into an Administrative Services Agreement pursuant to which we will pay an affiliate of our sponsor a total of $10,000 per month, until the earlier of the completion of our initial business combination and the liquidation of the trust assets, for office space, utilities, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with our formation and initial public offering and activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

ECP has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering.  As of January 27, 2021, we had borrowed approximately $166,238  under the promissory note with ECP.  These loans bear interest at the Applicable Federal Rate in effect as of the day on which such loans were made, are unsecured and are due at the earlier of December 31, 2021 and the closing of this offering.  These loans will be repaid upon completion of this offering using the net proceeds of this offering and the sale of private placement warrants not held in the trust account.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender, which warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor and the GSAM Client Accounts have committed, pursuant to written agreements, to purchase an aggregate of 5,666,667 private placement warrants (or 6,266,667 if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant ($8,500,000 in the aggregate or $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. Our sponsor will be permitted to transfer the private placement warrants held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The private placement warrants will be non-redeemable so long as they are held by our sponsor, the GSAM Client Accounts or their permitted transferees (except as described below under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”). The private placement warrants may also be exercised by our sponsor, the GSAM Client Accounts or their permitted transferees for cash or on a cashless basis and our sponsor and its permitted transferees will also have certain registration rights related to the private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants), as described below. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Pursuant to a registration rights agreement we will enter into with our initial stockholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Jobs Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a newly organized blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to a business combination with us.

We intend to focus our search for a business combination target on, and use ECP’s and our directors’ and officers’ vast transactional experience and deep networks to pursue, businesses located in North America that concentrate on combatting climate change by decreasing the carbon intensity of energy production, increasing the efficiency of industrial and consumer-related activities, expanding electricity storage and distribution, and improving the overall sustainability of the economy through efforts to lower pollution and increase beneficial reuse. Specifically, our investment thesis can be viewed through two thematic lenses: (i) from electrification and (ii) from sustainable technology and services. ECP has differentiated domain expertise and a proven track-record making significant investments that are directly applicable to our focus areas. We plan to target investments that could benefit from ECP’s value-add, hands-on approach to operations, strategy and effective corporate governance, established over more than 15 years of investing together as principals in public and private business models.

Electrification is one of the primary tools to reduce the economy’s reliance on fossil fuels and lower its overall carbon footprint. Aggressive renewable generation goals that have been implemented across various states and regions in the United States along with the increasing cost competitiveness of renewables (wind, solar, geothermal) has engendered a major shift in electricity production. On the demand side, many corporate, industrial and residential consumers of electricity have adopted their own greenhouse gas (“GHG”) reduction initiatives, which is changing the consumption of electricity across the United States. With the economics of deploying renewable energy now becoming more advantageous compared to traditional fossil fuel generation, and given the improving costs and density of energy storage solutions, this transformation is accelerating. According to the EIA, the levelized cost of electricity—a measure of the all-in cost of producing electricity—for onshore wind and utility-scale solar installations is now below that of fossil fuels and other traditional, less environmentally favorable generation sources (including the impact of tax credits). Additionally, the cost of storing energy via batteries is decreasing, which is solving intermittency issues and widening the pervasiveness of applications that can be decarbonized with renewable electricity. ECP has been a very active owner and operator of renewable resources since its inception, including portfolio companies that owned hydro (FirstLight), solar (NextLight and Sunnova), geothermal (Calpine) and waste-to-energy (Wheelabrator). More recently, ECP has been at the forefront of the battery storage industry, which we expect to grow rapidly and play a major role in electrification going forward. Private equity funds managed by ECP currently own four companies, Terra-Gen, Convergent, Sunnova and Calpine, that are early movers in providing battery storage solutions.

As this widespread electrification continues and the infrastructure required to accommodate this societal change is built out, we believe that the marginal dollar spent in reducing GHG emissions will come from electrification. This brings tremendous opportunities in many related and high-growth sub-verticals, including energy and battery storage, behind-the-meter energy solutions, micro-grids, demand response technology, smart buildings and infrastructure, energy efficiency and optimization and IoT and industrial technology. The entire economy is electrifying, with transportation, buildings, industrial plants and manufacturing all shifting away from combustion technologies and towards electrical power. We believe this is the logical and most efficient way for a developed economy to decarbonize and that this transition creates a massive addressable market for attractive, high-growth investment opportunities. Our direct experience in making investments in this market showcases our foresight and investment acumen in the electrification theme.

Sustainable technology and services is the other major area on which we intend to focus. Industrial and consumer-related processes and activities are becoming more efficient, but are also evolving to reduce, recycle, and reuse waste and by-products in innovative and environmentally beneficial ways. We believe the economy is moving toward a circular paradigm where waste and by-products are largely being converted into valuable derivative products and recycled in a manner that optimizes process efficiency and costs, while limiting, or in certain cases eliminating, negative environmental impacts. As land values increase and cities expand, previously contaminated areas containing pollutants (such as the burgeoning PFAS crisis) will be remediated to provide new expansion zones. Sub-verticals that are involved in the sustainable technology and services ecosystem are waste reduction and pollution control, beneficial reuse technologies, mechanical and chemical recycling, lithium-ion and other battery recycling, bio-plastics and green plastics technology, water and wastewater management and technology, waste-to-fuels and waste-to-chemicals, carbon capture, utilization and storage, and environmental consulting, engineering and remediation. ECP has been focused on investments that provide environmental solutions and services for utilities, consumers and industrial customers for more than a decade. Private equity funds managed by ECP have invested in businesses such as EnergySolutions, Wheelabrator and Gopher, which are examples of sustainability-oriented platforms that drive a positive environmental impact through best-in-class waste management and recycling solutions. We intend to leverage our deep sector knowledge and investment experience in this area to provide differentiated sourcing and execution advantage.

Our Sponsoring Affiliate

ECP is a leading private investment firm focused on North American power generation, renewables and environmental infrastructure investments. Founded in 2005, ECP has raised over $20 billion in committed capital, including four private equity funds, two credit funds and co-investments. Areas of expertise and investment focus include power generation, renewables and storage solutions and environmental infrastructure and services, emphasizing the transition to an electrified and sustainable future and helping companies achieve proven environmental standards across air, water, waste and recycling. For more than 15 years, ECP has built a proven track record of successfully identifying and executing on high-quality energy infrastructure investments, including clean energy resources such as wind, solar, geothermal, and battery storage assets. ECP has demonstrated an ability to effectively invest in a rapidly decarbonizing energy sector across multiple cycles. For example, in the last 10 years, ECP has consummated over 60 transactions, with the majority of its invested capital focused on power generation, renewables, and environmental services and infrastructure. ECP firmly believes that a functioning economy and society cannot exist without safe, cost-effective, environmentally sound and reliable energy infrastructure. Therefore, ECP has actively invested around the notion of displacing thermal coal and creating a positive environmental footprint. As a result of its investment activities, ECP believes it has distinguished itself as the largest private equity owner of U.S. power generation capacity and the largest private equity owner of U.S. renewables capacity. In addition, ECP has an established ESG oversight committee that implements ECP’s ESG policies and procedures relating to investments and their environmental and societal impacts. Certain members of our management team sit on ECP’s ESG oversight committee.

ECP’s team members have invested in power generation since the markets deregulated in the 1990s, and as a firm, ECP has invested approximately $10 billion (including co-invest) in over 170 power generation and renewables assets since 2005. ECP’s investments have included interests in over 100 currently operating or under development renewable generation facilities totaling over 15,000 megawatts across the majority of major renewable technologies in the U.S. and Canadian power markets. While ECP’s investments are driven by returns and opportunity sets, ECP believes that promoting ESG standards and creating value are inherently linked, particularly in the energy and industrial sectors.  ECP has a proven track record of identifying investments with attractive risk-adjusted returns that have a beneficial impact on the environment. In the electrification thematic, private equity funds managed by ECP have invested in the following high-growth platforms:

•	Sunnova: among the leading U.S.-based residential solar and energy storage service providers, having installed approximately 727 megawatts of solar across approximately 98,600 residences;
•	NextLight: a first mover, utility scale solar developer. NextLight’s projects today make up a number of the largest operational solar farms in the state of California;
•	Terra-Gen: developer, owner and operator of approximately 8,000 megawatts of utility-scale wind, geothermal, solar and storage assets currently in operation or under development;
•

Calpine: one of the largest and cleanest generators of electricity in the U.S. with aggregate current capacity of nearly 26,000 megawatts, of which the vast majority is produced by modern, efficient natural gas combustion and steam turbines.  Calpine is also a recognized leader in the renewable space through its ownership of geothermal facilities and a premier retail electricity business.  Calpine is also in the process of developing and constructing state-of-the-art battery storage facilities; and

•	Convergent: a leading independent developer of energy storage solutions in North America and the largest operator in Ontario, with over 175 megawatts of total operating or contracted storage capacity.

ECP recognizes the importance of investing in businesses that support a transition to a sustainable economy, which ECP believes has historically been an over-looked sector, one where ECP has a first-mover advantage. Since 2008, private equity funds managed by ECP have invested nearly $1.8 billion (including co-invest) in businesses that are essential to creating a cleaner environment and a more sustainable economy, including:

•

EnergySolutions: leading provider of services to the nuclear power industry, including waste management and plant decommissioning capabilities, supported by extensive logistics, processing and disposal assets dedicated to low-level radioactive waste volumes;

•	Wheelabrator: owner and operator of approximately 800 megawatts of waste-to-energy facilities located across the U.S. and the U.K.;
•

Gopher: leading recycler of lead-acid batteries, with two major recycling facilities in Minnesota and Florida, operating in an industry that has been recognized by the World Economic Forum and MIT’s Center for Transportation and Logistics as the world’s most successful example of a circular economy; and

•	CE2 Carbon Capital, LLC: An early-mover investing in projects creating RECs and carbon offsets.

In addition, ECP has a long history of supporting and partnering with public companies through a vast array of transactions, including taking private companies public through an initial public offering process, taking public companies private, as well as making structured investments in public companies. At the time of their respective initial public offerings, ECP was the largest stockholder in multiple public companies listed on the NYSE, including Sunnova (residential solar) and NESCO Holdings (specialty equipment rental), and ECP continues to have a substantial ownership interest in these entities and in the General Partner of US Development (crude by rail and logistics). ECP has also completed public-to-private transactions, including Calpine ($17 billion enterprise value) and EnergySolutions ($1 billion enterprise value).

We believe ECP’s extensive experience as an investor and owner of both public and private businesses in our target spaces, vast network of industry executives and key strategic players, and fundamental asset knowledge to source opportunities outside of competitive situations will provide us with an advantage in sourcing attractive business combination opportunities. We work as an integrated firm across the entire North American energy infrastructure universe and will leverage ECP’s deep relationships with industry executives, business owners, investment bankers and other financial firms to source and complete an initial business combination.

Founders, Board of Directors and Management

Our management team brings decades of investing and operating experience that has enabled them to spot trends and develop innovative perspectives, which have supported the development of industries focused on facilitating the broad energy transition and providing environmental solutions. We will seek to leverage their deep sector knowledge, extensive proprietary sourcing networks and investment acumen in identifying, evaluating, negotiating and completing the types of transactions that we plan to pursue for our initial business combination.

We expect that the full breadth of ECP’s resources will be made available to our management team and that our operations will be overseen by an experienced board of directors. Every senior investment professional at ECP will have ownership participation in the company and will help the management team identify opportunities. We believe that ECP’s strong reputation in the target areas and deep relationships across the industry will facilitate many potential target opportunities.

Doug Kimmelman serves as a member of our board of directors. Mr. Kimmelman established ECP in April 2005 and serves as its Senior Partner. He is a member of the firm’s Partnership Committee, Investment Committee and Operating Committee. Mr. Kimmelman currently serves on the boards of Calpine, US Development, USD Partners, LP, Sunnova, and NESCO Holdings. Prior to realization, he served on the board of CE2 Carbon Capital, LLC. Prior to founding ECP, Mr. Kimmelman spent 22 years with Goldman Sachs, starting in 1983 in the firm’s Pipeline and Utilities Department within the Investment Banking Division. He was named a General Partner of the firm in 1996 and remained exclusively focused on the energy and utility sectors in the Investment Banking Division until 2002 when he transferred to the firm’s J. Aron commodity group to help form a new business for the firm in becoming an intermediary in electricity trading markets. Mr. Kimmelman was instrumental in developing the Constellation Power Source concept as the initial entry point for Goldman Sachs as a principal into electricity markets. Mr. Kimmelman also played a leadership role at Goldman Sachs in building a principal investing business in power generation and related energy assets. Mr. Kimmelman received a B.A. in Economics from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Tyler Reeder serves as our President and Chief Executive Officer and as a member of our board of directors. Mr. Reeder is a Managing Partner of ECP and serves on ECP’s Partnership Committee, Investment Committee, Strategy Committee, Operating Committee, ESG Committee and Valuation Committee. Mr. Reeder participates in overall investment management, strategic planning and operations of ECP and its funds. He is involved in all areas of the firm’s investment activities, with a particular emphasis on power generation, renewables and environmental infrastructure. Mr. Reeder led the recent take-private acquisition of Calpine Corporation and currently serves on the boards of Calpine, Gopher, EnergySolutions, Convergent, Heartland Generation and Ramaco. Prior to realization, he served on the boards of Wheelabrator, ADA Carbon Solutions, LLC, Dynegy Inc., EquiPower Resources Corp., Broad River Power Holdings, LLC, CE2 Carbon Capital, LLC and Empire Gen Holdings, Inc. Prior to joining ECP in 2006, Mr. Reeder was a Vice President of Power and Fuel Markets of Texas Genco, LLC. Mr. Reeder was an advisor on the acquisition of Texas Genco, LLC by a consortium of private equity firms and became a member of the management team until the sale of the company to NRG Energy in 2006. While at Texas Genco, LLC, Mr. Reeder was the head of the asset optimization desk and was responsible for managing the power and fuel positions for their large generation portfolio. From 1998 to 2002, Mr. Reeder was a Director for Energy Markets and a Finance Manager at Orion Power Holdings, Inc., where he was responsible for acquisitions, power marketing, transaction analysis and execution. From 1996 to 1998, Mr. Reeder worked at Goldman Sachs. Mr. Reeder received a B.A. in Economics from Colgate University.

Richard Burke has agreed to serve as a member of our board of directors. Mr. Burke served as the Chief Executive Officer and as a member of the Board of Directors of Advanced Disposal from July 2014 until Advanced Disposal’s sale to Waste Management Inc. in October 2020. Prior to becoming Chief Executive Officer, Mr. Burke served as President of Advanced Disposal since November 2012. Prior to joining Advanced Disposal, Mr. Burke served as President and Chief Executive Officer of Veolia Environmental Services North America Corp., a waste management company, from 2009 to 2012 and as President and Chief Executive Officer of Veolia ES Solid Waste, Inc., a solid waste management company, from 2007 to 2009. Mr. Burke began his employment with Veolia, Inc. in 1999 as Area Manager for the Southeast Wisconsin area and served as Regional Vice President for the Eastern and Southern markets until he was appointed Chief Executive Officer. Prior to joining Veolia, Inc., he spent 12 years with Waste Management, Inc., a waste management company, in a variety of leadership positions. Mr. Burke currently serves as a director of U.S. Ecology, an environmental services provider. From December 2017 to December 2018, Mr. Burke served as a director of Estre Ambiental, a Brazilian waste management company. Mr. Burke holds a Bachelor’s degree from Randolph Macon College.

Tracy McKibben has agreed to serve as a member of our board of directors. Ms. McKibben is the founder and Chief Executive Officer of MAC Energy Advisors, LLC, an investment and consulting company that provides integrated, innovative and cost-efficient energy solutions to help clients effectively use capital to strategically expand and leverage opportunities around the globe. Before founding MAC Energy Advisors in 2010, McKibben served as managing director and head of environmental banking strategy for Citigroup Global Markets. She also served on the National Security Council at the White House as director of European economic affairs and European union relations, as well as in various senior advisory roles within the U.S. Department of Commerce. Prior to her work in the public sector, she practiced law at Akin, Gump, Strauss, Hauer & Feld LLP, representing and advising clients on commercial and complex litigation matters, as well as corporate and multinational energy clients on global strategic investments. She currently serves as a trustee at the New York Power Authority and as a director of Ecolab Inc., Huntington Ingalls Industries and USAA. She is also a member of the Council on Foreign Relations, a nonpartisan organization specializing in U.S. foreign policy and international affairs. Ms. McKibben received a Bachelor of Arts degree from West Virginia State University and a Juris Doctor from Harvard Law School.

Kathryn E. Coffey has agreed to serve as a member of our board of directors. Ms. Coffey has operating, investment and finance experience in the renewable resources and energy spaces, with more than 30 years of engagement in corporate governance, asset management, corporate and project finance, mergers and acquisitions, and private equity and impact investing. Since 2011, Ms. Coffey has served as the President and Chief Operating Officer of ARB, a private family investment company focused on the renewable energy and environmental sustainability spaces. The ARB portfolio consists of companies in the water, environmental commodities and consulting, solar, wind project development, waste-to-energy, and real estate sectors, along with selected fund investments. Prior to joining ARB, Ms. Coffey held senior roles in investment banking and private equity, including as a Managing Director and head of the private placement group at Deutsche Bank Alex. Brown, where she also served on the investment committee of two internally managed venture funds, and as a Managing Director of FTV Capital, a private equity firm focused on software and business services companies. Ms. Coffey serves on the boards of 3Degrees Group, Inc., Natural Systems Utilities, LLC and American Refining Group and previously served on the board of SunLink Corporation. Ms. Coffey also serves on the advisory board of Kanin Energy Inc. and the independent credit committee for Beneficial Returns LLC.  Ms. Coffey received a Bachelor of Arts in Economics from Wellesley College and an MBA from The Darden School at the University of Virginia.

David Lockwood has agreed to serve as a member of our board of directors.  Mr. Lockwood was Chief Executive Officer of EnergySolutions, the leading international nuclear services company, from 2012 to 2018.  He continues to serve as a board member. Since 2019, Mr. Lockwood has been an advisor to the U.S. Secretary of Energy.  Prior to joining EnergySolutions, Mr. Lockwood was Chairman and Chief Executive Officer of Liberate Technologies, a provider of applications and services to the telecommunications, satellite and cable industries.  Before joining Liberate Technologies, Mr. Lockwood was CEO and President of Intertrust Technologies, a supplier of digital rights management and computing Systems.  In addition to his experience leading public companies, Mr. Lockwood worked for over a decade in the financial services industry, including as a Managing Director of Goldman Sachs.  Mr. Lockwood also has been a partner of a venture capital fund and a hedge fund, and served on the boards of over fifteen public and private companies, including Steinway Musical Instruments and Forbes.  Mr. Lockwood was a Lecturer on the faculty of the Stanford Graduate School of Business and a board member of USTAR, the Utah Science and Technology Research Initiative.  Mr. Lockwood holds a Bachelor of Arts from Miami University of Ohio and an MBA from the Graduate School of Business at the University of Chicago.

Andrew (“Drew”) Brown serves as our Executive Vice President and Chief Financial Officer. Mr. Brown is a Principal at ECP and serves on ECP’s ESG Committee. He is involved in all areas of the firm’s investment activities, with particular emphasis on power generation, renewables, and environmental infrastructure. Mr. Brown serves on the board of EnergySolutions, Gopher and Cormetech Inc. and, prior to realization, was involved with ECP’s investments in Wheelabrator and EquiPower Resources Corp. Prior to joining ECP in 2012, Mr. Brown was an analyst in the Natural Resources Investment Banking Group at Deutsche Bank Securities. Mr. Brown received a B.A. in Economics from the College of William & Mary.

Chris Leininger serves as our Executive Vice President, General Counsel and Secretary. Mr. Leininger is a Partner and the General Counsel at ECP. He is a member of the Partnership Committee, Compliance Committee, ESG Committee and an observer of the Valuation Committee. Mr. Leininger serves on the boards of Gopher, EnergySolutions, Convergent, Heartland Generation, Triton Power and Symmetry. Previously, he served on the board of Summit Midstream Partners, L.P., PLH Group, Inc., Wheelabrator, NESCO Holdings, ProPetro Holdings Corp. and Sunnova. Prior to joining ECP in 2006, Mr. Leininger was an Associate at the law firm of Latham & Watkins LLP and a member of its Finance department. Mr. Leininger represented both lenders and borrowers in numerous financing, acquisition and development transactions. Mr. Leininger received a B.A. in History and Political Science from the University of San Diego and a J.D. from the University of Virginia School of Law.

Tyler Kopp serves as our Vice President, Corporate Development. Mr. Kopp is a Vice President at ECP. He is involved in all areas of the firm’s investment activities, with particular emphasis on power generation, renewables and environmental infrastructure, and currently serves on ECP’s ESG Committee. Mr. Kopp currently serves on the board of Symmetry, is actively involved in Calpine, EnergySolutions and Terra-Gen, and, prior to realization, was involved in Dynegy, Empire Generating and CE2 Carbon Capital. Prior to joining ECP in 2014, Mr. Kopp was an Analyst in the Power & Utilities Investment Banking Group at Bank of America Merrill Lynch. Mr. Kopp received a B.S. in Engineering Science from Vanderbilt University.

Business Strategy

Our business strategy is to identify, acquire and maximize the value of a company with operations focused on the key themes of (i) electrification and (ii) sustainable technology and applications. We will seek to leverage our management team’s decades of experience identifying overlooked businesses in our target sectors and utilize the substantial resources and first-mover advantage of ECP to source, evaluate, negotiate and execute an initial business combination. We believe the combined industry and investment expertise, networks and fundamental asset knowledge of our management team and ECP provide us with a competitive advantage in sourcing attractive business combination opportunities. The ultimate goal of our business strategy is to maximize stockholder value and generate attractive risk-adjusted returns. We will therefore seek to:

•	leverage the depth and breadth of our management’s and ECP’s experience sourcing compelling investment opportunities in the key areas where we have differentiated skills and knowledge;
•	utilize ECP’s vast, propriety network of industry executives and key strategic players and ECP’s team of experts to support our efforts in identifying and performing thorough due diligence on targets;
•	capitalize on the substantial transaction experience of our management team and ECP to effectuate a transaction;
•

establish a strong partnership with a potential business combination candidate, support and prepare them to succeed as a public company and take advantage of unique opportunities offered by the public markets; and

•

leverage our management team’s and ECP’s experiences as active owners and operators of businesses in our target sectors to provide support and guidance to de-risk the business through operational, commercial, and growth initiatives and improvements.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines we believe are important in evaluating prospective targets for our initial business combination. We will use these criteria and guidelines in evaluating business combination opportunities, but we may decide to enter into an initial business combination with a target business that does not meet all or any of these criteria and guidelines and may consider criteria and guidelines not set forth below. We intend to focus on business combination candidates that we believe:

•

exhibit substantial value creation potential and will benefit from our team’s industry expertise, structuring insights, capital markets experience and strategic capabilities to achieve the company’s growth strategy;

•	have attractive growth opportunities, sustainable competitive advantages or contracted revenue profiles and a need for capital to achieve the company’s growth strategy;
•	have differentiated technologies, processes, product offerings or services that drive toward an electrified future or support the transition to a more sustainable economy;
•	will be well received by public investors, including those with an ESG mandate, and likely have good access to the public capital markets;
•	offer an attractive risk-adjusted return for our stockholders; and
•

provide societal benefits, consider all stakeholders’ views and, if not already in place, work to establish and follow best-in-class sustainability standards, which we believe will create long-term stockholder value.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team and ECP may deem relevant. In the event that we decide to complete an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination.

We have entered into a forward purchase agreement pursuant to which the GSAM Client Accounts have committed to purchase up to $50,000,000, and we have agreed to sell to the GSAM Client Accounts such amount, of a number of units (the “forward purchase units”), consisting of one share of our Class A common stock (the “forward purchase shares”) and one-quarter of one warrant (the “forward purchase warrants”), for $10.00 per forward purchase unit, in a private placement that will close simultaneously with the closing of our initial business combination. Each whole forward purchase warrant is exercisable to purchase one share of our Class A common stock at $11.50 per share. The forward purchase warrants will have the same terms as the public warrants and the forward purchase shares will be identical to the shares of Class A common stock included in the units being sold in this offering, except the forward purchase shares and the forward purchase warrants will be subject to transfer restrictions and certain registration rights. The funds from the sale of the forward purchase units may be used to fund the purchase price of the business combination or for the working capital needs of the post-transaction company. The forward purchase agreement is independent of the percentage of stockholders electing to redeem their public shares and may provide us with an increased minimum funding level for the initial business combination. The forward purchase agreement is subject to conditions, including the GSAM Client Accounts giving us their written consent to purchase the forward purchase units no later than five days after we notify them that our board of directors will meet to consider entering into a definitive acquisition agreement for our initial business combination. If the GSAM Client Accounts do not purchase at least $25,000,000 in forward purchase units at the closing of our initial business combination, the GSAM Client Accounts will forfeit and return to our sponsor 50% of the shares of Class B common stock they acquire from our sponsor in connection with the forward purchase agreement that are held by the GSAM Client Accounts at that time. There can be no assurance that the GSAM Client Accounts will acquire any forward purchase units pursuant to the forward purchase agreement.

We believe our ability to complete an initial business combination may be enhanced by our entering into this forward purchase agreement with the GSAM Client Accounts.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that fiscal year’s second fiscal quarter and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter.

Our executive offices are located at 40 Beechwood Road Summit, New Jersey 07901 and our telephone number is (973) 671-6100. Our website address is https://www.ecpenvironment.com/. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.

Financial Position

With funds available for a business combination from this offering and the sale of the private placement warrants initially in the amount of $291,000,000 assuming no redemptions and after payment of $10,500,000 of deferred underwriting commissions (or $334,425,000 assuming no redemptions and after payment of up to $12,075,000 of deferred underwriting commissions if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, had any substantive discussions, directly or indirectly, with any business combination target. Our officers and directors are from time to time made aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination, but we have not (nor has anyone on our behalf) contacted, or had any substantive discussions, formal or otherwise with, any prospective target business with respect to a business combination transaction with us.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offerings or loans rather than using the amounts held in the trust account.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by applicable law or we decide to do so for business or other reasons, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a Target Business and Structuring of our Initial Business Combination

As required by NASDAQ listing rules, our initial business combination must be approved by a majority of our independent directors. NASDAQ listing rules also require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable by us on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, with respect to the satisfaction of such criteria. Our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise we are not required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be taken into account for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information that will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business.

Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by applicable law or stock exchange rules, or we may decide to seek stockholder approval for business or other reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Public offering price	$10.00

Type of transaction	Whether stockholder approval is required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under the NASDAQ’s listing rules, stockholder approval would be required for our initial business combination if, for example:

•	we issue shares of common stock that will be equal to or in excess of 20% of the number of shares of Class A common stock then outstanding (other than in a public offering);
•

any of our directors, officers or substantial stockholders (as defined by NASDAQ listing rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding shares of common stock or voting power of 5% or more; or

•	the issuance or potential issuance of common stock will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on business and other reasons, which include a variety of factors, including, but not limited to:

•	the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;
•	the expected cost of holding a stockholder vote;
•	the risk that the stockholders would fail to approve the proposed business combination;
•	other time and budget constraints of the company; and
•	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.

Permitted Purchases of Our Securities

In the event we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares such persons may purchase. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our initial stockholders, directors, officers, advisors or any of their affiliates determine to make any such purchases at the time of a stockholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. They will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information and (2) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, directors, officers, advisors or any of their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling stockholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of such purchases could be to (1) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors, advisors and/or any of their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors, advisors or any of their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or any of their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination. Such persons would select the stockholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, officers, directors, advisors or any of their affiliates will be restricted from purchasing shares unless such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or any of their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will be restricted except to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or any of their affiliates will be restricted from making purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption Rights for Public Stockholders upon Completion of Our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (net of taxes payable by us), divided by the number of then outstanding public shares, subject to the limitations described herein. At completion of the business combination, we will be required to purchase any public shares properly delivered for redemption and not withdrawn. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. Our other directors and officers have also entered into the letter agreement, which imposes the same obligations on them with respect to any public shares acquired by them.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination either: (1) in connection with a stockholder meeting called to approve the business combination; or (2) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would typically require stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by applicable law or stock exchange rules or we choose to seek stockholder approval for business or other reasons.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions, subject to lawfully available funds therefor, pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and
•

file tender offer documents with the SEC prior to completing our initial business combination that contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we will only redeem public shares so long as (after such redemptions) our net tangible assets will be at least $5,000,001, either prior to or upon consummation of an initial business combination, after payment of the deferred underwriting commission (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination, and we instead may search for an alternate business combination.

If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or we decide to obtain stockholder approval for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our NASDAQ listing or Exchange Act registration.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination, unless applicable law, our corporate governing documents or applicable stock exchange rules require a different vote, in which case we will complete our initial business combination only if such requisite vote is received. In such case, pursuant to the terms of a letter agreement entered into with us, our initial stockholders have agreed (and their permitted transferees will agree) to vote their founder shares and any public shares held by them in favor of our initial business combination. Our directors and officers also have agreed to vote in favor of our initial business combination with respect to public shares acquired by them, if any. We expect that at the time of any stockholder vote relating to our initial business combination, our initial stockholders and the GSAM Client Accounts and their permitted transferees will own at least 20% of our outstanding shares of common stock entitled to vote thereon. Each public stockholder may elect to redeem their public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction. In addition, our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any public shares held by them in connection with the completion of a business combination. Our other directors and officers have also entered into the letter agreement, which imposes the same obligations on them with respect to any public shares acquired by them.

Our amended and restated certificate of incorporation will provide that we will only redeem our public shares so long as (after such redemptions) our net tangible assets will be at least $5,000,001, either prior to or upon consummation of an initial business combination, after payment of the deferred underwriting commission (so that we do not then become subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Limitation on Redemption Upon Completion of Our Initial Business Combination if We Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The transfer agent will typically charge the tendering broker fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or two business days prior to the scheduled date of the stockholder meeting set forth in our proxy materials, as applicable (unless we elect to allow additional redemption rights). Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination until 24 months from the closing of this offering or during any Extension Period.

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our amended and restated certificate of incorporation provides that we will have only 24 months from the closing of this offering to complete our initial business combination. If we have not completed our initial business combination within such 24-month period or during any Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.

Our initial stockholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering or during any Extension Period. However, if our initial stockholders acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares. However, we will only redeem our public shares so long as (after such redemptions) our net tangible assets to be less than $5,000,001 (a) in the case of our initial business combination, either prior to or upon consummation of such initial business combination, after payment of the deferred underwriting commission or (b) in the case of an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, upon such amendment (in each case so that we do not then become subject to the SEC’s “penny stock” rules). If this optional redemption right is being exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible requirement (described above) we would not proceed with the amendment or the related redemption of our public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,500,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account and any tax payments or expenses for the dissolution of the trust, the per share redemption amount received by stockholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per share redemption amount received by stockholders will not be substantially less than $10.00. See “Risk Factors—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.” Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. The underwriters of this offering will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor, which is a newly formed entity, has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below: (1) $10.00 per public share; or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest that may be withdrawn to pay our taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in certain instances. For example, the cost of such legal action may be deemed by the independent directors to be too high relative to the amount recoverable or the independent directors may determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price will not be substantially less than $10.00 per share. See “Risk Factors—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.”

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to an estimated $1,500,000 from the proceeds of this offering and the sale of the private placement warrants (after payment of offering expenses), with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering or during any Extension Period may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering or during any Extension Period, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we have not completed our initial business combination within 24 months from the closing of this offering or during any Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the end of our acquisition period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. The underwriters of this offering will not execute agreements with us waiving such claims to the monies held in the trust account.

As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below: (1) $10.00 per public share; or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay our taxes and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. See “Risk Factors—If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.”

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of our public shares if we have not completed our initial business combination within 24 months from the closing of this offering, subject to applicable law and as further described herein. Stockholders who do not exercise their rights to the funds held in the trust account in connection with such an amendment to our amended and restated certificate of incorporation would still have rights to the funds held in the trust account in connection with any other applicable amendment to our amended and restated certificate of incorporation and a subsequent business combination to the extent they are then stockholders. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with our initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above. Holders of warrants will not have any rights of proceeds held in the trust account with respect to the warrants.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity, we will provide public stockholders with the opportunity to redeem their public shares in connection with any such vote. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•

prior to the consummation of our initial business combination, we shall either: (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, without voting, and, if they do vote, independent of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable by us); or (2) provide our public stockholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable by us), in each case subject to the limitations described herein;

•

we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001, either prior to or upon consummation of an initial business combination, after payment of the deferred underwriting commission, and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination at a duly held stockholders meeting, unless applicable law, our corporate governing documents or applicable stock exchange rules require a different vote, in which case we will complete our initial business combination only if such requisite vote is received;

•

if our initial business combination is not consummated within 24 months from the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account; and

•

prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions.

These provisions cannot be amended without the approval of holders of at least 65% of our outstanding common stock entitled to vote thereon. In the event we seek stockholder approval in connection with our initial business combination, our amended and restated certificate of incorporation will provide that we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by our stockholders at a duly held stockholders meeting.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not completed our initial business combination within 24 months from the closing of this offering or during any Extension Period.

	Redemptions in connection with our initial business combination	Other permitted purchases of public shares by our affiliates	Redemptions if we fail to complete an initial business combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account (net of taxes payable by us), divided by the number of then outstanding public shares, subject to the limitation that we will only redeem public shares so long as (after such redemptions) our net tangible assets will be at least $5,000,001, either prior to or upon consummation of an initial business combination, after payment of the deferred underwriting commission, and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such purchases will be restricted except to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.

If we have not completed our initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

	Redemptions in connection with our initial business combination	Other permitted purchases of public shares by our affiliates	Redemptions if we fail to complete an initial business combination
Impact to remaining stockholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).

If the permitted purchases described above are made, there will be no impact to our remaining stockholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of our offering	Terms under a Rule 419 offering
Escrow of offering proceeds

NASDAQ listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. $300,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a U.S.-based trust account with American Stock Transfer & Trust Company, LLC acting as trustee.

Approximately $255,150,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of our offering	Terms under a Rule 419 offering
Investment of net proceeds

$300,000,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to stockholders is reduced by: (1) any taxes paid or payable; and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

NASDAQ listing rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable by us on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Barclays Capital Inc. and Morgan Stanley & Co. LLC inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly, and no later than four business days, after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of our offering	Terms under a Rule 419 offering
Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable by us, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rules to hold a stockholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination, unless applicable law, our corporate governing documents or applicable stock exchange rules require a different vote, in which case we will complete our initial business combination only if such requisite vote is received. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Additionally, each public stockholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of our offering	Terms under a Rule 419 offering
Business combination deadline

If we have not completed an initial business combination within 24 months from the closing of this offering, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of our offering	Terms under a Rule 419 offering
Release of funds

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of our public shares if we have not completed our initial business combination within 24 months from the closing of this offering, subject to applicable law. Stockholders who do not exercise their rights to the funds held in the trust account in connection with such an amendment to our amended and restated certificate of incorporation would still have rights to the funds held in the trust account in connection with any other applicable amendment to our amended and restated certificate of incorporation and a subsequent business combination to the extent they are then stockholders.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

	Terms of our offering	Terms under a Rule 419 offering
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering), without our prior consent. Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.

Most blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

Tendering stock certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders or up to two business days prior to the scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions, as well as affiliates of ECP. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Conflicts of Interest

Certain of our directors and officers and affiliates of ECP and our sponsor manage several investment vehicles. These entities may compete with us for acquisition opportunities in the same industries and sectors as we may target for our initial business combination. If these entities decide to pursue any such opportunity, we may be precluded from procuring such opportunities.

In addition, investment ideas generated within our sponsor and other persons who may make decisions for the company, may be suitable for both us and for current or future entities managed by our directors, officers or affiliates of our sponsor and may be directed to such investment vehicle rather than to us. As employees of ECP or its affiliates, certain members of the management team are and in the future will be involved in the formation of and offerings by these companies as well as the identification, acquisition and management of investments by such companies. The letter agreements entered into with our officers will not restrict them from undertaking any such activities. In addition, our sponsor, officers and directors may participate in the formation of, become an officer or director of, invest in, or otherwise become associated with any other blank check company prior to completion of our initial business combination.

Additionally, we may pursue a combination with a target in which ECP’s affiliates may have direct or indirect exposure or that is an operating company directly or indirectly held by an affiliate of ECP. Conflicts may arise from ECP’s sponsorship of our company and its provision of services both to us and to its affiliates, including the conflict that ECP and its affiliates may receive material economic benefits as a result of a business combination with a target in which an ECP affiliate has a direct or indirect investment. In performing services for other affiliates, ECP may take commercial steps that may have an adverse effect on us.

Our key personnel, each of whom is affiliated with ECP, may have a conflict of interest with respect to evaluating potential business combinations if ECP or its affiliates have direct or indirect exposure to the target of such potential business combination and may realize material economic benefits in connection with the corporation’s completion of a business combination with such target.

As a result, conflicts of interest may arise between our officers’ fiduciary and contractual obligations to these companies, including ECP and its affiliates, and our officers’ obligations to us. None of the members of our management team who are also employed by ECP, our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Our management team, in their capacities as directors, officers or employees of ECP, our sponsor or their respective affiliates in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future investment vehicles of our sponsor or its affiliates, including other blank-check companies, or third parties, before they present such opportunities to us, subject to applicable fiduciary duties. See the section of this prospectus entitled “Risk Factors—Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities, including ECP or its affiliates, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor these obligations to present such business combination opportunity to such entity, subject to his or her fiduciary duties to us under Delaware law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our franchise and income taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor, which is a newly formed entity, to reserve for such obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Facilities

We currently maintain our executive offices at 40 Beechwood Road Summit, New Jersey 07901 and our telephone number is (973) 671-6100. We consider our current office space adequate for our current operations. The cost for this space is included in the $10,000 per month fee that we will pay an affiliate of our sponsor for office space, utilities, administrative and support services until the earlier of the completion of our initial business combination and the liquidation of the trust assets. We consider our current office space adequate for our current operations.

Employees

We currently have seven officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period to our company will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirements on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors, Director Nominees and Executive Officers

Name	Age	Title
Douglas Kimmelman	60	Director
Tracy McKibben	51	Director Nominee
Kathryn E. Coffey	59	Director Nominee
Richard Burke	56	Director Nominee
David Lockwood	61	Director Nominee
Tyler Reeder	47	President, Chief Executive Officer and Director
Drew Brown	34	Executive Vice President and Chief Financial Officer
Chris Leininger	51	Executive Vice President, General Counsel and Secretary
Tyler Kopp	30	Executive Vice President, Corporate Development

Our directors, director nominees and executive officers are as follows:

Doug Kimmelman serves as a member of our board of directors. Mr. Kimmelman established ECP in April 2005 and serves as its Senior Partner. He is a member of the firm’s Partnership Committee, Investment Committee and Operating Committee. Mr. Kimmelman currently serves on the boards of Calpine, US Development, USD Partners, LP, Sunnova, and NESCO Holdings. Prior to realization, he served on the board of CE2 Carbon Capital, LLC. Prior to founding ECP, Mr. Kimmelman spent 22 years with Goldman Sachs, starting in 1983 in the firm’s Pipeline and Utilities Department within the Investment Banking Division. He was named a General Partner of the firm in 1996 and remained exclusively focused on the energy and utility sectors in the Investment Banking Division until 2002 when he transferred to the firm’s J. Aron commodity group to help form a new business for the firm in becoming an intermediary in electricity trading markets. Mr. Kimmelman was instrumental in developing the Constellation Power Source concept as the initial entry point for Goldman Sachs as a principal into electricity markets. Mr. Kimmelman also played a leadership role at Goldman Sachs in building a principal investing business in power generation and related energy assets. Mr. Kimmelman received a Bachelor of Arts in Economics from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Kimmelman is well qualified to serve as a member of our board of directors due to his extensive public company and investment experience.

Tyler Reeder serves as our President and Chief Executive Officer and as a member of our board of directors. Mr. Reeder is a Managing Partner of ECP and serves on ECP’s Partnership Committee, Investment Committee, Strategy Committee, Operating Committee, ESG Committee and Valuation Committee. Mr. Reeder participates in overall investment management, strategic planning and operations of ECP and its funds. He is involved in all areas of the firm’s investment activities, with a particular emphasis on power generation, renewables and environmental infrastructure. Mr. Reeder led the recent take-private acquisition of Calpine and currently serves on the boards of Calpine, Gopher, EnergySolutions, Convergent, Heartland Generation and Ramaco. Prior to realization, he served on the boards of Wheelabrator, ADA Carbon Solutions, LLC, Dynegy Inc., EquiPower Resources Corp., Broad River Power Holdings, LLC, CE2 Carbon Capital, LLC and Empire Gen Holdings, Inc. Prior to joining ECP in 2006, Mr. Reeder was a Vice President of Power and Fuel Markets of Texas Genco, LLC. Mr. Reeder was an advisor on the acquisition of Texas Genco, LLC by a consortium of private equity firms and became a member of the management team until the sale of the company to NRG Energy in 2006. While at Texas Genco, LLC, Mr. Reeder was the head of the asset optimization desk and was responsible for managing the power and fuel positions for their large generation portfolio. From 1998 to 2002, Mr. Reeder was a Director for Energy Markets and a Finance Manager at Orion Power Holdings, Inc., where he was responsible for acquisitions, power marketing, transaction analysis and execution. From 1996 to 1998, Mr. Reeder worked at Goldman Sachs. Mr. Reeder received a Bachelor of Arts in Economics from Colgate University.

Richard Burke has agreed to serve as a member of our board of directors. Mr. Burke served as the Chief Executive Officer and as a member of the Board of Directors of Advanced Disposal from July 2014 until Advanced Disposal’s sale to Waste Management Inc. in October 2020. Prior to becoming Chief Executive Officer, Mr. Burke served as President of Advanced Disposal since November 2012. Prior to joining Advanced Disposal, Mr. Burke served as President and Chief Executive Officer of Veolia Environmental Services North America Corp., a waste management company, from 2009 to 2012 and as President and Chief Executive Officer of Veolia ES Solid Waste, Inc., a solid waste management company, from 2007 to 2009. Mr. Burke began his employment with Veolia, Inc. in 1999 as Area Manager for the Southeast Wisconsin area and served as Regional Vice President for the Eastern and Southern markets until he was appointed Chief Executive Officer. Prior to joining Veolia, Inc., he spent 12 years with Waste Management, Inc., a waste management company, in a variety of leadership positions. Mr. Burke currently serves as a director of U.S. Ecology, an environmental services provider. From December 2017 to December 2018, Mr. Burke served as a director of Estre Ambiental, a Brazilian waste management company. Mr. Burke holds a Bachelor’s degree from Randolph Macon College. Mr. Burke is well qualified to serve as a member of our board of directors due to his substantial experience in the areas of corporate strategy, operations and finance.

Tracy McKibben has agreed to serve as a member of our board of directors. Ms. McKibben is the founder and Chief Executive Officer of MAC Energy Advisors, LLC, an investment and consulting company that provides integrated, innovative and cost-efficient energy solutions to help clients effectively use capital to strategically expand and leverage opportunities around the globe. Before founding MAC Energy Advisors in 2010, McKibben served as managing director and head of environmental banking strategy for Citigroup Global Markets. She also served on the National Security Council at the White House as director of European economic affairs and European union relations, as well as in various senior advisory roles within the U.S. Department of Commerce. Prior to her work in the public sector, she practiced law at Akin, Gump, Strauss, Hauer & Feld LLP, representing and advising clients on commercial and complex litigation matters, as well as corporate and multinational energy clients on global strategic investments. She currently serves as a trustee at the New York Power Authority and as a director of Ecolab Inc., Huntington Ingalls Industries and USAA. She is also a member of the Council on Foreign Relations, a nonpartisan organization specializing in U.S. foreign policy and international affairs. Ms. McKibben received a Bachelor of Arts degree from West Virginia State University and a Juris Doctor from Harvard Law School. Ms. McKibben is well qualified to serve as a member of our board of directors due to her substantial experience in the energy sector and her extensive finance and investment background.

Kathryn E. Coffey has agreed to serve as a member of our board of directors. Ms. Coffey has operating, investment and finance experience in the renewable resources and energy spaces, with more than 30 years of engagement in corporate governance, asset management, corporate and project finance, mergers and acquisitions, and private equity and impact investing. Since 2011, Ms. Coffey has served as the President and Chief Operating Officer of ARB, a private family investment company focused on the renewable energy and environmental sustainability spaces. The ARB portfolio consists of companies in the water, environmental commodities and consulting, solar, wind project development, waste-to-energy, and real estate sectors, along with selected fund investments. Prior to joining ARB, Ms. Coffey held senior roles in investment banking and private equity, including as a Managing Director and head of the private placement group at Deutsche Bank Alex. Brown, where she also served on the investment committee of two internally managed venture funds, and as a Managing Director of FTV Capital, a private equity firm focused on software and business services companies. Ms. Coffey serves on the boards of 3Degrees Group, Inc., Natural Systems Utilities, LLC and American Refining Group and previously served on the board of SunLink Corporation. Ms. Coffey also serves on the advisory board of

Kanin Energy Inc. and the independent credit committee for Beneficial Returns LLC.  Ms. Coffey received a Bachelor of Arts in Economics from Wellesley College and an MBA from The Darden School at the University of Virginia.  Ms. Coffey is well qualified to serve as a member of our board of directors due to her experience in the environmental sustainability and energy sectors and extensive mergers and acquisitions, investment and finance experience.

David Lockwood has agreed to serve as a member of our board of directors.  Mr. Lockwood was Chief Executive Officer of EnergySolutions, the leading international nuclear services company, from 2012 to 2018.  He continues to serve as a board member. Since 2019, Mr. Lockwood has been an advisor to the U.S. Secretary of Energy.  Prior to joining EnergySolutions, Mr. Lockwood was Chairman and Chief Executive Officer of Liberate Technologies, a provider of applications and services to the telecommunications, satellite and cable industries.  Before joining Liberate Technologies, Mr. Lockwood was CEO and President of Intertrust Technologies, a supplier of digital rights management and computing Systems.  In addition to his experience leading public companies, Mr. Lockwood worked for over a decade in the financial services industry, including as a Managing Director of Goldman Sachs.  Mr. Lockwood also has been a partner of a venture capital fund and a hedge fund, and served on the boards of over fifteen public and private companies, including Steinway Musical Instruments and Forbes.  Mr. Lockwood was a Lecturer on the faculty of the Stanford Graduate School of Business and a board member of USTAR, the Utah Science and Technology Research Initiative.  Mr. Lockwood holds a Bachelor of Arts from Miami University of Ohio and an MBA from the Graduate School of Business at the University of Chicago.  Mr. Lockwood is well qualified to serve as a member of our board of directors due to his extensive public company, investment, technology and leadership experience.

Andrew (“Drew”) Brown serves as our Executive Vice President and Chief Financial Officer. Mr. Brown is a Principal at ECP and serves on ECP’s ESG Committee. He is involved in all areas of the firm’s investment activities, with particular emphasis on power generation, renewables, and environmental infrastructure. Mr. Brown serves on the board of EnergySolutions, Gopher and Cormetech Inc. and, prior to realization, was involved with ECP’s investments in Wheelabrator and EquiPower Resources Corp. Prior to joining ECP in 2012, Mr. Brown was an analyst in the Natural Resources Investment Banking Group at Deutsche Bank Securities. Mr. Brown received a Bachelor of Arts in Economics from the College of William & Mary.

Chris Leininger serves as our Executive Vice President, General Counsel and Secretary. Mr. Leininger is a Partner and the General Counsel at ECP. He is a member of the Partnership Committee, Compliance Committee, ESG Committee and an observer of the Valuation Committee. Mr. Leininger serves on the boards of Gopher, EnergySolutions, Convergent, Heartland Generation, Triton Power and Symmetry. Previously, he served on the board of Summit Midstream Partners, L.P., PLH Group, Inc., Wheelabrator, NESCO Holdings, ProPetro Holdings Corp. and Sunnova. Prior to joining ECP in 2006, Mr. Leininger was an Associate at the law firm of Latham & Watkins LLP and a member of its Finance department. Mr. Leininger represented both lenders and borrowers in numerous financing, acquisition and development transactions. Mr. Leininger received a Bachelor of Arts in History and Political Science from the University of San Diego and a J.D. from the University of Virginia School of Law.

Tyler Kopp serves as our Executive Vice President, Corporate Development. Mr. Kopp is a Vice President at ECP. He is involved in all areas of the firm’s investment activities, with particular emphasis on power generation, renewables and environmental infrastructure, and currently serves on ECP’s ESG Committee. Mr. Kopp currently serves on the board of Symmetry, is actively involved in Calpine, EnergySolutions and Terra-Gen, and, prior to realization, was involved in Dynegy, Empire Generating and CE2 Carbon Capital. Prior to joining ECP in 2014, Mr. Kopp was an Analyst in the Power & Utilities Investment Banking Group at Bank of America Merrill Lynch. Mr. Kopp received a Bachelor of Science in Engineering Science from Vanderbilt University.

Number, Terms of Office and Election of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of six members. Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with the NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NASDAQ. The term of office of the first class of directors, consisting of Douglas Kimmelman and Tracy McKibben, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Kathryn E. Coffey and Richard Burke, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of David Lockwood and Tyler Reeder, will expire at the third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination. Holders of our founder shares will have the right to elect all of our directors prior to consummation of our initial business combination and to remove directors prior to our initial business combination, and holders of our public shares will not have the right to vote on the election of directors during such time.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chair or Co-Chairs of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, a Secretary and such other offices (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as may be determined from time to time by the board of directors.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have four “independent directors” as defined in the NASDAQ listing rules and applicable SEC rules prior to completion of this offering. Our board expects to determine that each of Kathryn E. Coffey, Richard Burke, Tracy McKibben and David Lockwood are independent directors under applicable SEC and NASDAQ listing rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on NASDAQ through the earlier of consummation of our initial business combination and our liquidation, we will pay an affiliate of our sponsor a total of $10,000 per month for office space, utilities, administrative and support services until the earlier of the completion of our initial business combination and the liquidation of the trust assets. Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with our formation and initial public offering or activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or any of their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the Board of Directors

Upon the effective date of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee and an ESG committee. Subject to phase-in rules, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors. The charter of each committee will be available on our website.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. The members of our audit committee will be Kathryn E. Coffey, Richard Burke and David Lockwood. David Lockwood will serve as chair of the audit committee.

Each member of the audit committee is financially literate and our board of directors has determined that David Lockwood qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Under NASDAQ listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Because we expect to list our securities on the NASDAQ in connection with our initial public offering, our audit committee must have one independent member at the time of listing, a majority of independent members within 90 days of listing, and consist of all independent members within one year of listing. Kathryn E. Coffey, Richard Burke and David Lockwood each meet the independent director standard under the NASDAQ’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•

the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;
•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;
•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised;

•

by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our Compensation Committee will be Tracy McKibben, Kathryn E. Coffey, Richard Burke and David Lockwood.  Kathryn E. Coffey will serve as chair of the compensation committee. Because we expect to list our securities on the NASDAQ in connection with our initial public offering, our compensation committee must have one independent member at the time of listing, a majority of independent members within 90 days of listing, and consist of all independent members within one year of listing. Our board of directors has determined that each of Tracy McKibben, Kathryn E. Coffey, Richard Burke and David Lockwood is independent under the NASDAQ listing standards. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other officers;
•	reviewing our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
•	producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NASDAQ and the SEC.

Environmental, Social and Governance committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an ESG committee of the board of directors. The members of our ESG Committee will be Tracy McKibben, Kathryn E. Coffey, Richard Burke and Tyler Reeder. Tracy McKibben will serve as chair of the ESG committee. We will adopt an ESG committee charter, which will detail the principal functions of the ESG committee, including:

•	overseeing and periodically updating our ESG policy;
•	upon our initial business combination, overseeing and completing transparent, periodic reporting that accurately portrays our environmental and social metrics;
•	ensuring due diligence conducted as part of a potential business combination accurately captures and reflects key ESG benefits or risks of such investment; and
•	performing any other ESG-related duties as determined by our board of directors.

The charter will also provide that the ESG Committee may, in its sole discretion, retain or obtain the advice of ESG consultants, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by applicable law or stock exchange rules. In accordance with Rule 5605(e)(2) of the NASDAQ listing rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the NASDAQ listing rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

Prior to our initial business combination, the board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at an annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves or in the past year has served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board of directors.

Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we will have adopted a code of ethics and business conduct applicable to our directors, officers and employees (our “Code of Ethics”). A copy of the Code of Ethics will be provided without charge upon request from us and will also be available on our website. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Corporate Governance Guidelines

Prior to the effectiveness of the registration statement of which this prospectus is a part, we will have adopted a corporate governance guidelines in accordance with the corporate governance rules of the NASDAQ that serve as a flexible framework within which our board and its committees operate. These guidelines will cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Co-Chairs of the board, Chief Executive Officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of the corporate governance guidelines will be provided without charge upon request from us and will also be available on our website.

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to at least one other entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor these obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that, prior to the consummation of our initial business combination, we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and the director or officer is permitted to refer that opportunity to us without violating any legal obligation. Our officers and directors would continue to be subject to all other fiduciary duties owed to us and our stockholders and no other waivers of their respective fiduciary obligations have been provided to any such officers and directors. We do not have any plan for any waiver of the fiduciary duties of our officers and directors post-business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “—Directors, Director Nominees and Executive Officers.”

•

Our initial stockholders have agreed to waive their redemption rights with respect to any public shares held by them in connection with the consummation of our initial business combination. Our other directors and officers have also entered into the letter agreement, which imposes the same obligations on them with respect to any public shares acquired by them. However, if our initial stockholders or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial stockholders until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of our common stock shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up. With certain limited exceptions, the private placement warrants and the shares of common stock underlying such warrants, will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own common stock shares and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.
•

Our key personnel may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such key personnel was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation will provide that, prior to the consummation of our initial business combination, the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have, and there will not be any expectancy that any of our directors or officers will offer any such corporate opportunity of which he or she may become aware to us. Below is a table summarizing the entities to which our officers, directors and director nominees currently have fiduciary duties or contractual obligations that may present a conflict of interest with their fiduciary obligations to us:

Name of Individual	Entity name	Entity’s business	Affiliation
Douglas Kimmelman	Energy Capital Partners Management, LP(1)	Private Equity Investor	Managing Member, Senior Partner, Director
	Calpine Corporation	Energy Generation	Director
	USD Partners GP, LLC	Energy Logistics	Director
	Sunnova Energy International Inc.	Energy Generation	Director
	NESCO Holdings, Inc.	Electric Equipment Rental	Director
Tracy McKibben	MAC Energy Advisors, LLC	Investing and Consulting	Chief Executive Officer
	Ecolab Inc.	Water Purification	Director
	United Services Automobile Association	Financial Services	Director
	Huntington Ingalls Industries	Shipbuilding	Director
Kathryn E. Coffey	American Refining and Biochemical, Inc.	Private Equity Investor	President, Chief Operating Officer
	3Degrees Group, Inc.	Renewable Energy	Director
	Natural Systems Utilities, LLC	Water Reclamation	Director
	American Refining Group, Inc.	Refining	Director

Name of Individual	Entity name	Entity’s business	Affiliation
Richard Burke	U.S. Ecology, Inc.	Environmental Services	Director
	United States Infrastructure Corporation	Utility Services	Director
David Lockwood	EnergySolutions, Inc.	Nuclear Power Services	Director
Tyler Reeder	Energy Capital Partners Management, LP(1)	Private Equity Investor	Managing Partner, Director
	Calpine Corporation	Energy Generation	Director
	Gopher Resource LLC	Battery Recycling	Director
	EnergySolutions, Inc.	Nuclear Power Services	Director
	Convergent Energy & Power LP	Energy Storage	Director
	Heartland Generation Ltd.	Energy Generation	Director
	Ramaco Resources, Inc.	Mining	Director
Drew Brown	Energy Capital Partners Management, LP(1)	Private Equity Investor	Principal, Director
	EnergySolutions, Inc.	Nuclear Power Services	Director
	Gopher Resources LLC	Battery Recycling	Director
	Cormetech Inc.	Energy Generation Services	Director
Chris Leininger	Energy Capital Partners Management, LP(1)	Private Equity Investor	Partner, General Counsel
	Gopher Resources LLC	Battery Recycling	Director
	EnergySolutions, Inc.	Nuclear Power Services	Director
	Convergent Energy & Power LP	Energy Storage	Director
	Heartland Generation Ltd.	Energy Generation	Director
	Triton Power Partners, LP	Energy Generation	Director
	Symmetry Energy Solutions, LLC	Energy Sales and Storage	Director
Tyler Kopp	Energy Capital Partners Management, LP(1)	Private Equity Investor	Vice President
	Symmetry Energy Solutions, LLC	Energy Sales and Storage	Director

(1)  includes certain investment funds managed by Energy Capital Partners Management, LP.

Accordingly, if any of the above officers or directors become aware of a business combination opportunity that is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In addition, our sponsor or any of its affiliates may make additional investments in the company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed, pursuant to the terms of a letter agreement entered into with us, to vote their founder shares (and their permitted transferees will agree) and any public shares held by them in favor of our initial business combination. Our other directors and officers have also entered into the letter agreement, which imposes the same obligations on them with respect to any public shares acquired by them.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL, unless a director violated his or her duty of loyalty to the company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will obtain a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our executive officers, directors and director nominees; and
•	all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

On December 8, 2020, our sponsor paid $25,000 in exchange for 8,625,000 founder shares, or approximately $0.003 per share. On December 23, 2020, we effectuated a 6-for-5 reverse split of the founder shares, resulting in an aggregate outstanding amount of 7,187,500 founder shares. On January 26, 2021, we effectuated a 5-for-6 split of the founder shares, resulting in an aggregate outstanding amount of 8,625,000 founder shares.  In January 2021, our sponsor transferred 35,000 founder shares to each of Tracy McKibben, Kathryn E. Coffey, Richard Burke and David Lockwood, our independent director nominees, at their original purchase price.  Upon the closing of this offering, our sponsor will transfer on our behalf to the GSAM Client Accounts 345,000 shares of our Class B common stock.  The following table presents the number of shares and percentage of our common stock owned by our initial stockholders before and after this offering. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that our initial stockholders forfeit 1,125,000 founder shares on a pro rata basis, our sponsor transfers to the GSAM Client Accounts 345,000 shares of our Class B common stock and that there are 37,500,000 shares of our common stock issued and outstanding after this offering.

	Number of shares beneficially owned(2)	Approximate percentage of outstanding common stock
Name and address of beneficial owner(1)		Before offering	After offering(2)
ENNV Holdings, LLC(3)(4)	8,485,000	100%	19%
Douglas Kimmelman	—	—	—
Tracy McKibben	35,000	*	*
Kathryn E. Coffey	35,000	*	*
Richard Burke	35,000	*	*
David Lockwood	35,000	*	*

	Number of shares beneficially owned(2)	Approximate percentage of outstanding common stock
Name and address of beneficial owner(1)		Before offering	After offering(2)
Tyler Reeder	—	—	—
Drew Brown	—	—	—
Chris Leininger	—	—	—
Tyler Kopp	—	—	—
All directors, director nominees and executive officers as a group (8 individuals)	0	0%	0%
*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 40 Beechwood Road Summit, New Jersey 07901.
(2)

Interests shown consist solely of founder shares. Such shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(3)

The shares reported above are held in the name of our sponsor. ENNV GP, LLC is the managing member of our sponsor. ECP ControlCo, LLC is the managing member of ENNV GP, LLC. Douglas Kimmelman, Andrew Singer, Peter Labbat, Tyler Reeder and Rahman D’Argenio are the managing members of ECP ControlCo and share the power to vote and dispose of the securities beneficially owned by ECP ControlCo. As such, Messrs. Kimmelman, Singer, Labbat, Reeder and D’Argenio disclaim any beneficial ownership of the shares beneficially owned by ECP ControlCo except to the extent of their indirect pecuniary interest in such shares.

(4)	Upon the closing of this offering, our sponsor will transfer on our behalf to the GSAM Client Accounts 345,000 shares of our Class B common stock.

Upon the completion of this offering, our initial stockholders and the GSAM Client Accounts will hold 8,625,000 founder shares (up to 1,125,000 of which will be subject to forfeiture by our initial stockholders on a pro-rata basis depending on the extent to which the underwriters’ over-allotment option is exercised). Our initial stockholders will have the right to elect all of our directors prior to our initial business combination as a result of holding all of the founder shares. In addition, because of their ownership block, our initial stockholders may be able to effectively influence the outcome of all other matters requiring approval by our stockholders, including amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions, including approval of our initial business combination. If we increase or decrease the size of this offering, we will effect a capitalization or other appropriate mechanism, as applicable, with respect to our shares of Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our outstanding common stock upon the consummation of this offering.

Our sponsor and the GSAM Client Accounts have committed, pursuant to written agreements, to purchase an aggregate of 5,666,667 private placement warrants (or 6,266,667 if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant (approximately $8,500,000 in the aggregate or approximately $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. Private placement warrants may be exercised only for a whole number of shares. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering or during any Extension Period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares and the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below, and will not be redeemable by us so long as they are held by our sponsor or its permitted transferees (except as described under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”). If the private placement warrants are held by holders other than our sponsor, the GSAM Client Accounts or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Our sponsor, the GSAM Client Accounts and their permitted transferees will also have certain registration rights related to the private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants), as described below. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial stockholders. Those lock-up provisions provide that such securities are not transferable or salable (1) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, and (2) in the case of the private placement warrants and the respective Class A common stock underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of Delaware or our sponsor’s limited liability company agreement, as amended, upon dissolution of our sponsor; or (h) in the event of our completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g) above, these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be entered into on or prior to the closing of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

In the event of any delay in filing and/or effectiveness of the registration statement required pursuant to the registration rights agreement, or after the effective date, such registration statement ceases for any reason to remain continuously effective (each, a “registration default”), the holders will be entitled to payments from us equal to 2% of the purchase price on the occurrence of each registration default and 2% per month that such registration default continues to exist, as more fully described in the registration rights agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On December 8, 2020, our sponsor paid $25,000 in exchange for 8,625,000 founder shares, or approximately $0.003 per share. On December 23, 2020, we effectuated a 6-for-5 reverse split of the founder shares, resulting in an aggregate outstanding amount of 7,187,500 founder shares. On January 26, 2021, we effectuated a 5-for-6 split of the founder shares, resulting in an aggregate outstanding amount of 8,625,000 founder shares.  Up to 1,125,000 founder shares will be subject to forfeiture by our initial stockholders on a pro-rata basis depending on the extent to which the underwriters’ over-allotment option is exercised. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. Upon the completion of this offering, our initial stockholders and the GSAM Client Accounts will hold 8,625,000 founder shares (up to 1,125,000 of which will be subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised). If we increase or decrease the size of this offering, we will effect a capitalization or other appropriate mechanism, as applicable, with respect to our shares of Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our outstanding common stock upon the consummation of this offering. Our sponsor does not intend to purchase any units in this offering. In January 2021, our sponsor transferred 35,000 founder shares to each of Tracy McKibben, Kathryn E. Coffey, Richard Burke and David Lockwood, our independent director nominees, at their original purchase price.  Upon the closing of this offering, our sponsor will transfer on our behalf to the GSAM Client Accounts 345,000 shares of our Class B common stock.

Our sponsor and the GSAM Client Accounts have committed, pursuant to written agreements, to purchase an aggregate of 5,666,667 private placement warrants (or 6,266,667 if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant (approximately $8,500,000 in the aggregate or approximately $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. Private placement warrants may be exercised only for a whole number of shares. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

As more fully discussed in “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We will enter into an Administrative Services Agreement pursuant to which we will pay an affiliate of our sponsor a total of $10,000 per month for office space, utilities, administrative and support services until the earlier of the completion of our initial business combination and the liquidation of the trust assets. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 24 months, an affiliate of our sponsor will be paid a total of $240,000 ($10,000 per month) for office space, utilities, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.

Our sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with our formation and initial public offering or activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

ECP has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering.  As of January 27, 2021, we had borrowed approximately $166,238 under the promissory note with ECP.  These loans bear interest at the Applicable Federal Rate in effect as of the day on which such loans were made, are unsecured and are due at the earlier of December 31, 2021 and the closing of this offering.  These loans will be repaid upon completion of this offering using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender, which warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

On or prior to the closing of this offering, we will enter into a registration rights agreement with respect to the founder shares, private placement warrants and warrants issued upon conversion of working capital loans (if any), which is described under the heading “Principal Stockholders—Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt our Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of our Code of Ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus forms a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or our or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, there will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, officers or directors, or our or any of their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments:

•	Repayment of an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;
•

Payment to an affiliate of our sponsor of a total of $10,000 per month, until the earlier of the completion of our initial business combination and the liquidation of the trust assets, for office space, utilities, administrative and support services;

•	Reimbursement for any out-of-pocket expenses related to our formation and initial public offering and identifying, investigating and completing an initial business combination; and
•

Repayment of loans that may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender.

These payments may not be made from the proceeds of this offering and the sale of the private placement warrants, in each case that are held in the trust account prior to the completion of our initial business combination. These payments may be funded using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock will consist of 100,000,000 shares of Class A common stock, $0.0001 par value, 10,000,000 shares of Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one share of Class A common stock and one‑quarter of one redeemable warrant. Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.

The common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Barclays Capital Inc. and Morgan Stanley & Co. LLC inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly, and no later than four business days, after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Upon the closing of this offering, 37,500,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 1,125,000 founder shares), including:

•	30,000,000 shares of our Class A common stock underlying the units being offered in this offering; and
•	7,500,000 shares of Class B common stock held by our initial stockholders.

If we increase or decrease the size of this offering, we will effect a capitalization or other appropriate mechanism, as applicable, with respect to our shares of Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our outstanding common stock upon the consummation of this offering.

Only holders of Class B common stock will have the right to elect directors or remove directors prior to the completion of our initial business combination. These provisions in our amended and restated certificate of incorporation may only be amended by a resolution passed by the holders of a majority of our Class B common stock. Holders of the Class A common stock and holders of the Class B common stock of record are entitled to one vote for each share held on all other matters to be voted on by stockholders, including any vote in connection with our initial business combination, and vote together as a single class, except as required by law or the applicable rules of the NASDAQ.

Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the founder shares voted for the election of directors can elect all of the directors prior to our initial business combination. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation will authorize the issuance of up to 100,000,000 shares of Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our initial business combination.

In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NASDAQ. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of taxes payable by us), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any public shares held by them in connection with the completion of our initial business combination. Our other directors and officers have also entered into the letter agreement, which imposes the same obligations on them with respect to any public shares acquired by them. Permitted transferees of our initial stockholders, officers or directors will be subject to the same obligations.

Unlike some other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange rules, if a stockholder vote is not required by applicable law or stock exchange rules and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by applicable law or stock exchange rules, or we decide to obtain stockholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination, unless applicable law, our corporate governing documents or applicable stock exchange rules require a different vote, in which case we will complete our initial business combination only if such requisite vote is received. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. However, the participation of our sponsor, officers, directors, advisors or any of their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination. These quorum and voting thresholds, and the voting agreements of our sponsor, may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming Excess Shares without our prior consent. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, our initial stockholders and our other directors and officers have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them, as applicable, in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 11,250,001, or 37.5% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,875,001, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 30,000,000 public shares sold in this offering to be voted in favor of our initial business combination in order to have such initial business combination approved. If the GSAM Client Accounts purchase the full 2,970,000 units in this offering in which they have indicated an interest, and vote these shares in favor of our initial business combination, these percentages are further reduced to 27.6% and 0%, respectively.  There can be no assurance that the GSAM Client Accounts will acquire any units in this offering or what amount of equity the GSAM Client Accounts will retain, if any, at the time any vote to approve our initial business combination is submitted to our public stockholders.  As a result of the founder shares and private placement warrants that the GSAM Client Accounts may hold, they may have different interests with respect to a vote on an initial business combination than other public stockholders. However, there is no guarantee the GSAM Client Accounts will vote in favor of our initial business combination.  Additionally, each public stockholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated certificate of incorporation, if we have not completed our initial business combination within 24 months from the closing of this offering, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering or during any Extension Period. However, if our initial stockholders acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable by us), upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that: (1) the founder shares are subject to certain transfer restrictions, as described in more detail below; (2) our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed: to (a) waive their redemption rights with respect to any public shares held by them in connection with the completion of our initial business combination; (b) waive their redemption rights with respect to any public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (c) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (3) the founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; (4) the founder shares are entitled to registration rights; and (5) holders of the founder shares will have the right to vote on the election of directors prior to our initial business combination and to remove directors prior to our initial business combination. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them purchased during or after this offering in favor of our initial business combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to increase in respect of the issuance of certain securities, as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amount issued in this offering and related to the closing of our initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the aggregate number of all shares of common stock outstanding upon the completion of this offering, plus the aggregate number of shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination (net of the number of shares of Class A common stock redeemed in connection with our initial business combination), any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement warrants issued to our sponsor, an affiliate of our sponsor or any of our officers or directors. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Preferred Stock

Our amended and restated certificate of incorporation will authorize 1,000,000 shares of preferred stock and will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering and 30 days after the completion of our initial business combination, except as described below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and may expire worthless. In no event will we be required to net cash settle any warrants. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the redemption or expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30 day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

We have established the $18.00 redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;
•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described below;

•

if, and only if, the last reported sale price of our Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described above) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•	if, and only if, the private placement warrants are also concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon a cashless exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

Pursuant to the warrant agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock has been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A common stock to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “-Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the market value and the newly issued price as set forth under the heading “Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair market value of Class A common stock
Redemption date (period to expiration of warrants)	≤ 10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and time to expiration may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant, subject to adjustment. Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A common stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for Class A common stock if and when such Class A common stock trades at a price higher than the exercise price of $11.50 per share.

No fractional shares of Class A common stock will be issued upon exercise of the warrants on a cashless basis. If, upon exercise of the warrants on a cashless basis, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security.

Redemption procedures and cashless exercise.  If we call the warrants for redemption as described above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00,” our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants in exchange for a number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of (a) the number of shares of Class A common stock underlying the warrants and (b) the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y)  such fair market value and (B) the product of the number of warrants surrendered and 0.361, subject to adjustment. We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. The “fair market value” shall mean the volume-weighted average price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.  If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (1) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume-weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Class A common stock if we do not complete our initial business combination within 24 months from the closing of this offering or during any Extension Period or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our Class A common stock during the 10-trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “market value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the market value and the newly issued price, and the $18.00 per share redemption trigger price described above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the market value and the newly issued price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the market value and the newly issued price.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common equity in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of Class A common stock.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company. Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor) and they will not be redeemable by us so long as they are held by our sponsor, the GSAM Client Accounts or their permitted transferees (except for a number of shares of Class A common stock as described under “—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”). Our sponsor, the GSAM Client Accounts or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis and our sponsor, the GSAM Client Accounts and their permitted transferees will also have certain registration rights related to the private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants), as described below. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than our sponsor, the GSAM Client Accounts or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants in exchange for a number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of (a) the number of shares of Class A common stock underlying the warrants and (b) the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) such fair market value and (B) the product of the number of warrants surrendered and 0.361, subject to adjustment. We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. The “fair market value” shall mean the volume-weighted average price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, the GSAM Client Accounts and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender, which warrants would be identical to the private placement warrants.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is American Stock Transfer & Trust Company, LLC. We have agreed to indemnify American Stock Transfer & Trust Company, LLC in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of at least 65% of our outstanding common stock entitled to vote thereon. Our initial stockholders and the GSAM Client Accounts, who collectively will beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•

if we have not completed our initial business combination within 24 months from the closing of this offering, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable by us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•

prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions;

•

although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of

FINRA or from an independent accounting firm that such a business combination is fair to our company from a financial point of view;
•

if a stockholder vote on our initial business combination is not required by applicable law or stock exchange rules and we do not decide to hold a stockholder vote for business or other reasons, we will offer to redeem our public shares, subject to lawfully available funds therefor, pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•	our initial business combination must be approved by a majority of our independent directors;
•

our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable by us on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination;

•

if our stockholders approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account, divided by the number of then outstanding public shares; and

•	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that we will only redeem our public shares so long as (after such redemptions) our net tangible assets will be at least $5,000,001, (a) in the case of our initial business combination, either prior to or upon consummation of such initial business combination, or (b) in the case of an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, upon such amendment (in each case so that we do not then become subject to the SEC’s “penny stock” rules).

Certain Anti-Takeover Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

Our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, or any claim for aiding and abetting any such alleged breach, (3) action asserting a claim against our company or any director, officer or employee of our company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws, or (4) action asserting a claim against us or any director, officer or employee of our company governed by the internal affairs doctrine except for, as to each of (1) through (4) above, any claim (a) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (c) for which the Court of Chancery does not have subject matter jurisdiction, as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the state of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Additionally, our amended and restated certificate of incorporation will provide that unless we consent in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While the Delaware courts have determined that such exclusive forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions; however, we note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our amended and restated certificate of incorporation.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chair or co-chair, if any.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide for advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Class B Common Stock Consent Right

For so long as any shares of our Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of our Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of our Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our Class B common stock were present and voted.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering we will have 37,500,000 (or 43,125,000 if the underwriters’ over-allotment option is exercised in full) shares of common stock outstanding on an as converted basis. Of these shares, the 30,000,000 shares (or 34,500,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 7,500,000 (or 8,625,000 if the underwriters’ over-allotment option is exercised in full) founder shares and all 5,666,667 (or 6,266,667 if the underwriters’ over-allotment option is exercised in full) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that: (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of shares of common stock then outstanding, which will equal 375,000 shares immediately after this offering (or 431,250 if the underwriters exercise their over-allotment option in full); or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than a business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and our sponsor will be able to sell its private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be entered into on or prior to the closing of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We will apply to list our units, Class A common stock and warrants on the NASDAQ under the symbols “ENNVU,” “ENNV” and “ENNVW,” respectively. We expect that our units will be listed on the NASDAQ on or promptly after the effective date of the registration statement. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be listed separately and as a unit on the NASDAQ. We cannot guarantee that our securities will be approved for listing on the NASDAQ.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our units, Class A common stock and warrants, which we refer to collectively as our securities. Although not entirely clear, we intend to treat, for U.S. federal income tax purposes, the holder of a unit as the owner of the one share of the underlying Class A common stock and the one-quarter of one warrant that are the components of the unit. See “—General Treatment of Units” below. Assuming such treatment is appropriate, the discussion below with respect to actual holders of our Class A common stock and warrants should also apply to holders of units (as the deemed owners of the underlying Class A common stock and warrants that constitute the units). This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (including, but not limited to, financial institutions, insurance companies, broker-dealers, partnerships (including entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes) and their partners, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, investors that will hold Class A common stock or warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not address tax considerations relevant to the initial stockholders, and does not discuss other U.S. federal tax considerations (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, (the “Code”), and that acquired the securities pursuant to this offering (or, in the case of Class A common stock, upon exercise of warrants so acquired). No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the statements and conclusions set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of our securities who or that, for U.S. federal income tax purposes, is:

•	an individual who is a United States citizen or resident of the United States for United States federal income tax purposes;
•

a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate, the income of which is subject to United States federal income tax, regardless of its source; or
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a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more “United States persons” (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of our securities that is neither a U.S. Holder nor a partnership or other pass-through entity or arrangement for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds our securities, the tax treatment of a partner, member or other beneficial owner in such entity will generally depend upon the status of the partner, member or other beneficial owner, the activities of the entity and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes holding our securities, you are urged to consult with your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT WITH THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION TO THEM OF ANY STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX LAWS.

Personal Holding Company Status

We would be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation will generally be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (1) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (2) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by five or fewer such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

General Treatment of Units

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of a unit or instruments similar to a unit and, therefore, its treatment is not entirely clear. We intend to treat the acquisition of a unit as the acquisition of one share of our Class A common stock and one-quarter of one warrant to acquire one share of our Class A common stock for U.S. federal income tax purposes, and by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes.  For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of Class A common stock and the one-quarter of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult with his or her tax advisor regarding the determination of value for these purposes. The price allocated to each share of Class A common stock and the one-quarter of one warrant should be the stockholder’s tax basis in such share or one-quarter of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and one-quarter of one warrant constituting the unit, and the amount realized on the disposition should be allocated between the Class A common stock and the one-quarter of one warrant based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of the share of Class A common stock and warrant constituting a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there is no authority that directly addresses instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Each prospective investor is urged to consult with its tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit and its components). The following discussion is based on the assumption that the characterization of the Class A common stock and warrants and the allocation described above are respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions with Respect to Class A Common Stock

If we pay distributions in cash or other property to U.S. Holders of shares of our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital to the extent of a U.S. Holder’s adjusted tax basis in our Class A common stock, that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to U.S. federal income tax at preferential long-term capital gains rates. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. U.S. Holders should consult with their tax advisors regarding the availability of the dividends received deduction or the lower preferential rate for qualified dividend income, as the case may be, for any dividends paid with respect to our Class A common stock.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

Subject to the discussion below regarding redemptions of Class A common stock, a U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition (which would generally include a redemption that is treated as a sale, as described below, including on our dissolution and liquidation in the event we do not complete an initial business combination within the required time period) of our Class A common stock or warrants. Any such gain or loss will be capital gain or loss, and will generally be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock or warrants so disposed of (as applicable) exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A common stock is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will generally be eligible to be taxed at reduced rates.

The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrants are held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or warrants based upon the then fair market values of the Class A common stock and the warrant included in the unit) and (2) the U.S. Holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A common stock or warrants will generally equal the U.S. Holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Class A common stock or one-quarter of one warrant or, as discussed below, the U.S. Holder’s initial basis for Class A common stock received upon exercise of a warrant) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Redemption of Class A Common Stock

In the event that a U.S. Holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities—Common Stock” or if we purchase a U.S. Holder’s Class A common stock in an open market transaction (each of which we refer to as a “redemption”), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A common stock under the tests described below, the tax consequences to the U.S. Holder will be the same as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale of Class A common stock, the U.S. Holder will be treated as receiving a corporate distribution from us, the tax consequences of which are described above under “U.S. Holders—Taxation of Distributions with Respect to Class A Common Stock”. Whether the redemption qualifies for sale treatment will depend primarily on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock will generally be treated as a sale of the Class A common stock (rather than as a corporate distribution from us) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include the Class A common stock which could be acquired pursuant to the exercise of the warrants. A redemption of a U.S. Holder’s Class A common stock will be substantially disproportionate with respect to the U.S. Holder if the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of our Class A common stock is, among other requirements, less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the Class A common stock may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (2) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock (including any stock constructively owned by the U.S. Holder as a result of owning warrants). The redemption of the Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder is urged to consult with its tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.

If none of the foregoing tests is satisfied, the redemption will be treated as a corporate distribution from us, the tax consequences of which are described under “U.S. Holders—Taxation of Distributions with Respect to Class A Common Stock,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A common stock should be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a warrant. The U.S. Holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant (i.e., the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General Treatment of Units”) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Class A common stock will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or, if it is treated as a realization event, because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A common stock received would generally equal the holder’s tax basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period would not include the period during which the U.S. Holder held the warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. For example, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in payment of the exercise price of the remaining portion of such warrants, which would be deemed to be exercised. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A common stock received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to such warrants, as described above under “—General Treatment of Units”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult with their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Cash Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise) or cash redemption (including by purchase in an open market transaction) of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the Class A common stock constituting such unit) and (2) the U.S. Holder’s tax basis in the warrant (that is, the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General Treatment of Units”). Such gain or loss will generally be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions with Respect to Warrants

The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of warrants may be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants), including as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case which is taxable to such holders of such shares as a distribution. Any constructive distribution received by a U.S. Holder would be subject to tax in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased proportionate interest. Generally, a U.S. Holder’s adjusted tax basis in its warrant would be increased to the extent any such constructive distribution is treated as a dividend. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed U.S. Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding.

Dividend payments with respect to the Class A common stock paid to a U.S. Holder and proceeds from the sale, exchange or redemption of the units, Class A common stock and warrants by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

Taxation of Distributions with Respect to Class A Common Stock

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder with regard to shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, subject to the withholding requirements under FATCA (as defined below) and provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such Class A common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we generally will be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders, as relevant to the non-U.S. Holder. If the non-U.S. Holder is a corporation for U.S. federal income tax purposes, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise, Lapse or Redemption of a Warrant

The characterization for U.S. federal income tax purposes of the exercise, lapse or redemption of warrants held by a non-U.S. Holder for cash generally will correspond to the characterization described under “U.S. Holders—Exercise of a Warrant” or “U.S. Holders—Sale, Exchange, Cash Redemption or Expiration of a Warrant” above, as applicable, although to the extent a cashless exercise or redemption results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

Subject to the discussion below regarding redemptions of Class A common stock and the discussion below under “Non-U.S. Holders—Information Reporting and Backup Withholding,” a non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain realized on a sale, taxable exchange or other taxable disposition of our Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within the required time period, or our warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•

we are or have been a “United States real property holding corporation” (or “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held the applicable security and either (i) in the case where our Class A common stock is or continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations, referred to herein as “regularly traded”), the non-U.S. Holder, directly or constructively, owns or has owned at any time during the shorter of the five-year period ending on the date of disposition or such non-U.S. Holder’s holding period for the applicable security, (A) more than 5% of our Class A common stock or (B) more than 5% of the warrants provided the warrants are considered to be regularly traded, as applicable or (ii) in the case where our Class A common stock were not considered to be regularly traded on an established securities market for this purpose, a non-U.S. Holder owns any percentage of our stock or warrants. It is unclear how a non-U.S. Holder’s ownership of warrants will affect the determination of whether such non-U.S. Holder owns more than 5% of our Class A common stock. In addition, special rules may apply in the case of a disposition of units or warrants if our Class A common stock is considered to be regularly traded, but our warrants are not considered to be regularly traded. We can provide no assurance as to our future status as a USRPHC or as to whether our Class A common stock or warrants will be treated as regularly traded.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates in the manner generally applicable to United States persons. Any gains described in the first bullet point above of a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult with their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates in the manner generally applicable to United States persons. In addition, a buyer of our Class A common stock or warrants from such holder will generally be required to withhold U.S. income tax at a rate of 15% from the gross proceeds of such disposition. Although we do not believe we currently are a USRPHC, we cannot determine whether we will be a USRPHC in the future until we complete an initial business combination. We will be classified as a USRPHC if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. In the event we are or were to become a USRPHC you are urged to consult with your tax advisors regarding the application of these rules.

Possible Constructive Distributions with Respect to Warrants

The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of warrants may be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants), including as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case which is taxable to such holders of such shares as a distribution. Any constructive distribution received by a non-U.S. Holder would be subject to tax in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased proportionate interest. See “Non-U.S. Holders—Taxation of Distributions with Respect to Class A Common Stock,” above. It is possible that any withholding tax on such a constructive distribution might be satisfied by us or the applicable withholding agent from other distributions to the non-U.S. Holder, or from proceeds subsequently paid or credited to such holder. Generally, a non-U.S. Holder’s adjusted tax basis in its warrant would be increased to the extent any such constructive distribution is treated as a dividend. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed U.S. Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Redemption of Class A Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a non-U.S. Holder’s Class A common stock pursuant to the redemption provisions described in this prospectus under “Description of Securities—Common Stock” will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A common stock, as described under “U.S. Holders—Redemption of Class A Common Stock” above, and the consequences of the redemption to the non-U.S. Holder will correspond to that described above under “Non-U.S. Holders—Taxation of Distributions with Respect to Class A Common Stock” and “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants,” as applicable. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a non-U.S. Holder’s Class A common stock, the withholding agent may treat the redemption as a distribution subject to withholding tax.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding tax at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, substantial information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends (including constructive dividends) in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding tax at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” (as defined in the Code) or (2) provides certain information regarding the entity’s direct and indirect “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult with their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of dividends and proceeds from the sale or other disposition of our securities effected by or through a U.S. office of a broker to non-U.S. Holders that are not exempt recipients. We must report annually to the IRS and to each such holder the amount of dividends or other distributions we pay to such non-U.S. Holder on our shares of Class A common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. Holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our Class A common stock or warrants paid to a non-U.S. Holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate.

Information reporting and backup withholding are generally not required with respect to the amount of any proceeds from the sale by a non-U.S. Holder of Class A common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells Class A common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will generally be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. Holder provides appropriate certification (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable) to the broker of its status as a non-U.S. Holder or of such non-U.S. Holder’s status as an exempt recipient. In addition, for information reporting purposes, certain non-U.S. brokers with certain relationships with the United States will be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

All non-U.S. Holders should consult with their tax advisors regarding the application of information reporting and backup withholding to them.

INVESTORS CONSIDERING THE PURCHASE OF OUR SECURITIES ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

Barclays Capital Inc. and Morgan Stanley & Co. LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of units
Barclays Capital Inc.	14,400,000
Morgan Stanley & Co. LLC	11,400,000
BMO Capital Markets Corp.	2,700,000
Drexel Hamilton, LLC	750,000
R. Seelaus & Co., LLC	750,000
Total	30,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase units depends on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the obligation to purchase all of the units offered hereby (other than those units covered by the over-allotment option described below), if any of the units are purchased;
•	the representations and warranties made by us to the underwriters are true;
•	there is no material change in our business or the financial markets; and
•	we deliver customary closing documents to the underwriters.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.12 per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 4,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our initial stockholders and our officers, directors and director nominees have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock, subject to certain exceptions. The representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers, directors and director nominees, which shall be with notice. Our initial stockholders, officers, directors and director nominees are also subject to separate transfer restrictions on their founder shares and private placement warrants pursuant to the letter agreement described herein.

Subject to certain limited exceptions, the founder shares may not be transferred, assigned or sold until one year after the completion of our initial business combination or earlier if, subsequent to our business combination, (i) the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except with respect to permitted transferees as described herein). The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein).

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representatives.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common stock or warrants will develop and continue after this offering.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Per unit(1)		Total(1)
	Without over-allotment	With over-allotment	Without over-allotment	With over-allotment
Underwriting Discounts and Commissions paid by us	$0.55	$0.55	$16,500,000	$18,975,000
(1)

Includes $0.35 per unit, or $10,500,000 (or $12,075,000 if the over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of shares of Class A common stock sold as part of the units in this offering, as described in this prospectus.

If we do not complete our initial business combination and subsequently liquidate, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to pay franchise and income taxes, to the public stockholders.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

•	Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering.
•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.
•	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.
•	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.
•

To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum. Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $1,000,000, excluding underwriting discounts and commissions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

If you purchase units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

We have granted each of Barclays Capital Inc. and Morgan Stanley & Co. LLC (i) a right of first refusal to act as the lead placement agent for any proposed private placement in connection with our initial business combination and (ii) a right to make a proposal to arrange, lead or participate in certain future financings and any other investment banking and financial advisory services for us or our successor (by acting as a placement agent, initial purchaser or underwriter), including any investment banking and financial advisory services related to our initial business combination, for a period of not more than two years from the date of commencement of sales of this offering. To the extent either or both of Barclays Capital Inc. and Morgan Stanley & Co. LLC provide such services, they will be entitled to customary fees. Any engagement of Barclays Capital Inc. and/or Morgan Stanley & Co. LLC under such right of first refusal would be pursuant to separate agreements that we and each of Barclays Capital Inc. and Morgan Stanley & Co. LLC would enter into in the future, and although any fees payable for such roles are currently unknown, it is possible that any fees payable could be conditioned on the closing of our initial business combination. Additionally, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

The units are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, including by Directive 2010/73/EU, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the units or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the units or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of units in any member state of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of units. This prospectus is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the UK that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. Any person in the UK that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the EEA and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseu estraintiés) and/or to a restricted circle of investors (cerc estraintint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monetaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•

in a transaction that, in accordance with article L.411-2-11-1°-or-2°-or 3° of the French Code monetaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.4 1 2- 1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, or the Financial Instruments and Exchange Law, and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the

Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or
•	where the transfer is by operation of law.

Notification under Section 309B(1)(c) of the Securities and Futures Act: Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the units, Class A common stock and warrants offered are (A) prescribed capital markets products (as defined in the CMP Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Latham & Watkins LLP is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Certain legal matters will be passed upon on behalf of the underwriters by Vinson & Elkins L.L.P.

EXPERTS

The financial statements of ECP Environmental Growth Opportunities Corp., as of December 31, 2020 and for the period from October 29, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of ECP Environmental Growth Opportunities Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of ECP Environmental Growth Opportunities Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of ECP Environmental Growth Opportunities Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from October 29, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and the results of its operations and its cash flows for the period from October 29, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficit as of December 31, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020.

New York, NY
January 27, 2021

ECP Environmental Growth Opportunities Corp.

Balance Sheet

As of December 31, 2020

ASSETS
Cash	$24,980
Deferred offering costs associated with proposed public offering	369,379
Total assets	394,359

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	100,187
Accrued offering costs	269,192
Total Current Liabilities	369,379

Commitments and Contingencies (Note 6)

Stockholder's Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 8,625,000 shares issued and outstanding(1)	863
Additional paid-in capital	24,137
Accumulated Deficit	(20)
Total Stockholder's Equity	24,980
Total Liabilities and Stockholder's Equity	$394,359

(1)

This number includes an aggregate of up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

ECP Environmental Growth Opportunities Corp.

Statement of Operations

For the period from October 29, 2020 (inception) through December 31, 2020

General and administrative	$20
Net loss	$(20)
Weighted average stocks outstanding, basic and diluted (1)	7,500,000
Basic and diluted net loss per share	$(0.00)

(1)

This number excludes an aggregate of up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

ECP Environmental Growth Opportunities Corp.

Statement of Changes in Stockholder's Equity

For the period from October 29, 2020 (inception) through December 31, 2020

	Common Stock
	Class A		Class B		Additional		Total
	Shares	Amount	Shares	Amount	Paid-In Capital	Accumulated Deficit	Stockholder's Equity
Balance as of October 29, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of 8,625,000 shares of Class B common stock to Sponsor (1)	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(20)	(20)
Balance as of December 31, 2020	—	$—	8,625,000	$863	$24,137	$(20)	$24,980

(1)	Includes an aggregate of up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

ECP Environmental Growth Opportunities Corp.

Statement of Cash Flows

For the period from October 29, 2020 (inception) through December 31, 2020

Cash Flows from Operating Activities
Net Loss	$(20)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Accrued expenses	—
Net cash provided by operating activities	(20)
Cash Flows from Financing Activities
Proceeds from issuance of Class B common stock to Sponsor	25,000
Net cash provided by financing activities	25,000

Net increase in cash	24,980
Cash - beginning of period	—
Cash - end of period	$24,980

Supplemental disclosure of noncash investing and financing activities:
Deferred offering costs included in accrued offering costs	$269,192
Deferred offering costs included in accounts payable	$100,187

The accompanying notes are an integral part of these financial statements.

ECP ENVIRONMENTAL GROWTH OPPORTUNITIES CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

ECP Environmental Growth Opportunities Corp. is a blank check company formed as a Delaware corporation on October 29, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”).

As of December 31, 2020, the Company had not yet commenced operations. All activity for the period from October 29, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the Proposed Public Offering, which is described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 30,000,000 units at $10.00 per unit (or 34,500,000 shares if the underwriters’ option to purchase additional shares is exercised in full) (“Units” and, with respect to the Class A common stock included in the Shares being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Public Offering”).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Proposed Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise is not required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act. Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”) with American Stock Transfer & Trust Company, LLC acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide its holders of the Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated certificate of incorporation, which will be adopted by the Company upon the consummation of the Proposed Public Offering (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Founder Shares prior to this Proposed Public Offering (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s Amended and Restated Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Proposed Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers, directors and director nominees will have agreed not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Stockholders with the opportunity to redeem their Class A common stock in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes (less up to $100,000 of interest to pay dissolution expenses).

The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders should acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the

Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of December 31, 2020, the Company had $24,980 in cash and a working capital deficiency of $344,399. Further, the Company has incurred and expect to continue to incur significant costs in pursuit of its financing and acquisition plans. Management plans to address this need for capital through the Proposed Public Offering. The Company cannot assure that its plans to raise capital or to consummate an initial Business Combination will be successful. In addition, management is currently evaluating the impact of the COVID-19 pandemic and its effect on the Company’s financial position, results its operations and/or closing of the Proposed Public Offering and search for a target company.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

       The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $24,980 in cash as of December 31, 2020.

Concentration of Credit Risk

       Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting, and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Common Share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period, excluding Class B common stock subject to forfeiture. Weighted average shares at December 31, 2020 were reduced for the effect of an aggregate of 1,125,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Note 5). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The provision for income taxes was deemed to be de minimis for the period from October 29, 2020 (inception) through December 31, 2020.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 30,000,000 Shares (or 34,500,000 Shares if the underwriters’ option to purchase additional shares is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one share of Class A common stock and one-quarter of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

The Sponsor and Goldman Sachs Asset Management, L.P. (the “GSAM Client Accounts”) agreed to purchase an aggregate of 5,666,667 Private Placement Warrants (or 6,266,667 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full), at a price of $1.50 per Private Placement Warrant (approximately $8.5 million in the aggregate, or approximately $9.4 million if the underwriters’ over-allotment option is exercised in full) in the Private Placement that will occur simultaneously with the closing of the Proposed Public Offering.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor, the GSAM Client Accounts or their permitted transferees.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On December 8, 2020, the Sponsor paid an aggregate of $25,000 in exchange for the issuance of 8,625,000 shares of Class B common stock (the “Founder Shares”). On December 23, 2020, the Company effected a 6-for-5 reverse stock split with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares. On January 26, 2021, the Company effectuated a 5-for-6 split of the Founder Shares, resulting in an aggregate outstanding amount of 8,625,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the reverse stock split and the stock split described in Note 8.

The holders of the Founder Shares have agreed to forfeit up to an aggregate of 1,125,000 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional shares is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the option to purchase additional shares is not exercised in full or in part by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Proposed Public Offering. If the Company increases or decreases the size of the Proposed Public Offering, the Company will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to the Class B common stock prior to the consummation of the Proposed Public Offering in such amount as to maintain the number of Founder Shares at 20% of the Company’s issued and outstanding common stock upon the consummation of the Proposed Public Offering.

The Initial Stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (1) one year after the completion of the initial business combination and (2) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the initial business combination that results in all stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “lock-up”). Notwithstanding the foregoing, if the last reported sale price of common stock shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, the Founder Shares will be released from the lock-up.

Related Party Transactions

In order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

The Company will enter into an Administrative Services Agreement pursuant to which the Company will pay an affiliate of our Sponsor a total of $10,000 per month, until the earlier of the completion of the initial Business Combination and the liquidation of the trust assets, for office space, utilities, administrative and support services. Upon completion of the initial Business Combination or liquidation, the Company will cease paying these monthly fees.

NOTE 6. COMMITMENTS & CONTINGENCIES

Registration and Stockholder Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

In the event of any delay in filing and/or effectiveness of the registration statement required pursuant to the registration and stockholder rights agreement, or after the effective date, such registration statement ceases for any reason to remain continuously effective (each, a “Registration Default”), the holders will be entitled to payments from the Company equal to 2% of the purchase price on the occurrence of each registration default and 2% per month that such registration default continues to exist, as more fully described in the registration and stockholder rights agreement.

Underwriting Agreement

The Company will grant the underwriters an option to cover over-allotments and for market stabilization purposes. The over-allotment option will entitle the underwriters to purchase on a pro rata basis up to 4,500,000 additional units at the Proposed Public Offering price, less the underwriting discounts and commissions. The over-allotment option will expire 45 days after the date of the Proposed Public Offering Closing.

Additionally, the underwriters will be entitled to a commission equal to 5.5% of the gross proceeds to the Company from the Proposed Public Offering, including any proceeds relating to the over-allotment units upon exercise of the over-allotment option as provided for in the Underwriting Agreement. The commission shall be paid as follows: two percent (2.0%) shall be paid in cash at the closing of the Proposed Public Offering and three and one-half percent (3.5%) (the “Deferred Commission”), including any amounts raised pursuant to the over-allotment option, payable in cash upon the closing of the initial Business Combination. The Deferred Commission will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Expression of Interest

The GSAM Client Accounts have indicated that they intend to purchase up to 9.9% of the units in the Proposed Public Offering for a maximum of $29,700,000, but their indication of interest is not binding. There can be no assurance that the GSAM Client Accounts will acquire any units in the Proposed Public Offering. To the extent that the GSAM Client Accounts purchase any units in the Proposed Public Offering, the GSAM Client Accounts will forfeit and return to the Company’s sponsor 50% of the shares of Class B common stock held by the GSAM Client Accounts if, at the time the GSAM Client Accounts provide or withhold consent to the Company’s initial business combination, they own a number of shares of Class A common stock less than the number of shares of Class A common stock included in such units purchased in connection with the Proposed Public Offering.

There can be no assurance that the GSAM Client Accounts will acquire any units in the Proposed Public Offering or what amount of equity the GSAM Client Accounts will retain, if any, upon the consummation of the Company’s initial business combination.  As a result of the founder shares and private placement warrants that the GSAM Client Accounts may hold, it may have different interests with respect to a vote on an initial business combination than other public stockholders.

The GSAM Client Accounts will not have any rights to the funds held in the trust account beyond the rights afforded to the Company’s public stockholders.

NOTE 7. STOCKHOLDER’S EQUITY

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2020, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. At December 31, 2020, after giving effect to the reverse stock split described below and the stock split described in Notes 5 and 8, 8,625,000 shares of Class B common stock were issued and outstanding including an aggregate of up to 1,125,000 shares of Class B common stock that are subject to forfeiture, to the Company by the Initial Stockholders for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering. On December 23, 2020, the Company effected a 6-for-5 reverse stock split with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the reverse stock split and the stock split described in Notes 5 and 8.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Except as described below, holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to increase in respect of the issuance of certain securities. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amount issued in this offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the aggregate number of all shares of common stock outstanding upon the completion of this offering, plus the aggregate number of shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination, any shares or equity-linked securities issued (or to be issued), and any private placement warrants issued.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At December 31, 2020, there were no shares of preferred stock issued or outstanding.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per common share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described under the caption “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Proposed Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00:    Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•

if, and only if, the last reported sale price (the “closing price”) of shares of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00:    Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;
•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to an agreed table based on the redemption date and the “fair market value” of shares of Class A common stock; and

•

if, and only if, the last reported sale price of Class A common stock equals or exceeds $10.00 per share (as adjusted) on the trading day prior to the date on which of redemption is sent to the warrant holders; and

•	if, and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” shall mean the volume-weighted average price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements were issued.  Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, other than as described below:

On January 26, 2021, the Company effectuated a 5-for-6 split of the Founder Shares, resulting in an aggregate outstanding amount of 8,625,000 Founder Shares. All shares and associated amounts have been retroactively restated to reflect the stock split.

On January 26, 2021, the Company entered into a promissory note pursuant to which Energy Capital Partners Management, LP (“ECP”) agreed to loan the Company up to $300,000 to be used for a portion of the expenses of this offering.  As of January 27, 2021, the Company had borrowed approximately $166,238 under the promissory note with ECP.  The entire unpaid principal balance under the promissory note will be payable on the earlier of (i) December 31, 2021 or (ii) the date on which the Company consummates an initial public offering of its securities.

On January 24, 2021, the Company entered into a forward purchase agreement pursuant to which the GSAM Client Accounts committed to purchase up to $50,000,000, and the Company agreed to sell to the GSAM Client Accounts such amount, of a number of units, consisting of one share of the Company’s Class A common stock and one-quarter of one warrant, for $10.00 per forward purchase unit, in a private placement that will close simultaneously with the closing of the Company’s initial business combination. Each whole forward purchase warrant is exercisable to purchase one share of the Company’s Class A common stock at $11.50 per share. The forward purchase warrants will have the same terms as the public warrants and the forward purchase shares will be identical to the shares of Class A common stock included in the units being sold in the Proposed Public Offering, except the forward purchase shares and the forward purchase warrants will be subject to transfer restrictions and certain registration rights. The funds from the sale of the forward purchase units may be used to fund the purchase price of the business combination or for the working capital needs of the post-transaction company. The forward purchase agreement is independent of the percentage of stockholders electing to redeem their public shares and may provide the Company with an increased minimum funding level for the initial business combination. The forward purchase agreement is subject to conditions, including the GSAM Client Accounts giving the Company their written consent to purchase the forward purchase units no later than five days after the Company notifies the GSAM Client Accounts that the Company’s board of directors will meet to consider entering into a definitive acquisition agreement for the Company’s initial business combination. If the GSAM Client Accounts do not purchase at least $25,000,000 in forward purchase units at the closing of the Company’s initial business combination, the GSAM Client Accounts will forfeit and return to the Company’s sponsor 50% of the shares of Class B common stock they acquire from the Company’s sponsor in connection with the forward purchase agreement that are held by the GSAM Client Accounts at that time. There can be no assurance that the GSAM Client Accounts will acquire any forward purchase units pursuant to the forward purchase agreement.

$300,000,000

ECP Environmental Growth Opportunities Corp.

30,000,000 Units

__________

Prospectus
February 8, 2021

__________

Barclays

Morgan Stanley

BMO Capital Markets

___________

Drexel Hamilton

R. Seelaus & Co., LLC

Until March 5, 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.